UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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BROWN-FORMAN CORPORATION

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     OWSLEY BROWN II
     CHAIRMAN AND CHIEF EXECUTIVE OFFICER

June 29, 2004

Dear Brown-Forman Stockholder:

It is my pleasure to invite you to attend our Annual Stockholders Meeting:

Thursday, July 22, 2004
9:30 A.M. (Eastern Daylight Time)
Actors Theatre of Louisville
316 West Main Street
Louisville, Kentucky

Please note the new location for this year’s meeting, Actors Theatre. Limited parking will be available in the Actors Theatre garage at 3rd and Main. An attendant will be present to direct overflow traffic to the LG&E garage on Market Street between 2nd and 3rd. Please write your name and “Brown-Forman” on your parking ticket so that you will not be charged a parking fee.

I hope to see you on July 22. All Class A Stockholders are urged to complete and return to us the attached Proxy (voting) Card, whether or not you can attend in person. Your vote is very important to us.

Sincerely,

BROWN-FORMAN CORPORATION  850 DIXIE HIGHWAY,  LOUISVILLE, KY 40210

NOTICE OF ANNUAL MEETING OF
STOCKHOLDERS

Brown-Forman Corporation will hold its annual meeting for holders of our Class A Common Stock at Actors Theatre of Louisville, 316 West Main Street, Louisville, Kentucky, at 9:30 A.M., Louisville (Eastern Daylight) time, on Thursday, July 22, 2004.

We are holding this meeting to:

•	elect a board of twelve directors to hold office until the next annual stockholders meeting;

•	consider and approve the Brown-Forman 2004 Omnibus Compensation Plan; and

•	transact any other appropriate business.

You can vote at the meeting if you held Class A Common Stock of record on our books at the close of business on June 14, 2004. Holders of Class B Common Stock may attend the meeting but may not vote. We will not close the stock transfer books in advance of the meeting. Class A stockholders can vote either in person or by proxy, which means you designate someone else to vote your shares.

For Class A stockholders, whether or not you plan to attend the meeting, PLEASE:

•	sign and date the enclosed Proxy Card; and

•	return it promptly in the enclosed envelope.

Submitting a proxy will not affect your right to vote your shares if you attend the meeting in person and decide to vote differently. Only holders of Class A Common Stock may vote at the meeting. We are not asking for Proxy Cards from holders of Class B Common Stock.

We enclose separately a copy of our Annual Report for the fiscal year ended April 30, 2004 for you to review.

Louisville, Kentucky
June 29, 2004

By Order of the Board of Directors
Michael B. Crutcher, Secretary

QUESTIONS AND ANSWERS

Q:	Why am I receiving these materials?

A:	The Board of Directors provides you these materials so that you may cast your vote knowledgeably on the matters being considered at the annual meeting of stockholders of Brown-Forman Corporation. The meeting will take place on July 22, 2004.

Q:	What information is contained in this Proxy Statement?

A:	The information in this Proxy Statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of our directors and most highly paid executive officers, the proposed 2004 Omnibus Compensation Plan, and other required disclosures.

Q:	What is the record date and what does it mean?

A:	The record date for the annual meeting is June 14, 2004. The Board establishes the record date as required by Delaware law. Holders of our Class A Common Stock at the close of business on the record date are entitled to receive notice of the meeting and to vote at the meeting. If you purchase Class A Common Stock after the record date, you may vote those shares only if you receive a proxy to do so from the person who held the shares on that date.

Q:	May Class B Common Stock vote at the meeting?

A:	Holders of shares of Class B Common Stock are not entitled to vote on any of the matters to be considered at this meeting.

Q:	How will my dividend reinvestment and employee stock purchase plan shares be voted?

A:	Shares of Class A Common Stock held by participants in Brown-Forman’s dividend reinvestment and employee stock purchase plans are included in your other holdings as reflected on the Proxy Cards.

Q:	What am I voting on?

A:	Two matters will be presented this year for the vote of the Class A stockholders. The first is electing all twelve members of our Board of Directors. The second is adopting the 2004 Omnibus Compensation Plan. Class A stockholders may also vote on any other matter that is properly brought before the meeting.

Q:	Who are the nominees for directors?

A:	We have twelve directors. They are all nominated for re-election. We describe each director briefly in this Proxy Statement.

Q:	What is the 2004 Omnibus Compensation Plan?

A:	The 2004 Omnibus Compensation Plan provides for short- and long term compensation of our officers and employees, including through option and restricted stock grants. It is summarized in this Proxy Statement beginning at page 28, and is reproduced in full as an exhibit to this Proxy Statement.

Q:	How does the Board recommend I vote?

A:	Our Board recommends that you vote your shares “FOR” each of the nominees to the Board and “FOR” the ratification of the proposed 2004 Omnibus Compensation Plan.

Q:	What is the Proxy Card for?

A:	By completing and signing the Proxy (voting) Card, you authorize the individuals named on the card to vote your shares for you.

Q:	How many shares must be present or represented to conduct business at the annual meeting?

A:	The quorum requirement for conducting business at the annual meeting is that holders of a majority of the outstanding shares of Class A Common Stock must be present in person or represented by proxy. Shares voted as abstaining from any particular matter will be counted as present for purposes of determining the presence of a quorum.

Q:	How are votes counted?

A:	In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to all or some of the nominees. On the 2004 Omnibus Compensation Plan, you may vote “FOR,” “AGAINST” OR “ABSTAIN.” In either case, the effect of an “ABSTAIN” vote is the same as a vote “AGAINST” or “WITHHELD.”

Q:	What is the voting requirement to elect the directors?

A:	In the election of directors, the director nominees will be elected if each receives a majority of the votes cast at the meeting.

Q:	What is the voting requirement to approve the 2004 Omnibus Compensation Plan?

A:	The 2004 Omnibus Compensation Plan will be approved if it receives a majority of the votes cast at the meeting.

Q:	What happens if additional matters are presented at the annual meeting?

A:	Other than the two matters described in this Proxy Statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any other matters properly presented for a vote at the meeting. If for any unforeseen reason any director nominee is not available as a candidate, the persons named as proxy holders may vote your proxy for such other candidate or candidates as may be nominated.

Q:	What is the difference between a stockholder of record and a “street name” holder?

A:	If your shares are registered directly in your name with our stock transfer agent, National City Bank, you are considered a stockholder of record and the beneficial owner with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, you are still considered the beneficial owner of those shares, but your shares are said to be held in “street name.” Only stockholders with shares registered directly in their name with our transfer agent can vote in person at the meeting.

Q:	How do I vote if my shares are held in “street name”?

A:	If your shares are held in street name, you will receive a form from your broker seeking instruction as to how your shares should be voted.

Q:	What should I do if I receive more than one set of proxy materials?

A:	You may receive more than one set of proxy materials, including multiple copies of this proxy statement and multiple proxy cards. For the shares you hold in your own name, you will receive from us these proxy materials. For the shares you hold in street name, you will receive from your broker voting instruction cards and perhaps other materials. It is important that you complete, sign and date each proxy card and each voting instruction card that you receive because they represent different shares.

Q:	What if I submit a Proxy Card and then change my mind on how I want to vote?

A:	You may revoke your proxy for shares registered in your name by writing to us or by attending the meeting and casting your vote in person. To change your vote for shares you hold in street name, you will need to follow the instructions in the materials your broker provides you. You will not be able to vote those shares in person at the meeting.

Q:	Where can I find the voting results of the annual meeting?

A:	We intend to announce the results at the annual meeting and to issue a press release.

Q:	Whom may I call with a question about the Annual Meeting?

A:	For information about your stock ownership or for other stockholder services, please contact Linda Gering, our Stockholder Services Manager, at 502-774-7690 or Linda_Gering@b-f.com. For information about the meeting itself, please contact Michael B. Crutcher, our Corporate Secretary, at 502-774-7631 or Michael_Crutcher@b-f.com.

INTRODUCTION

This section describes the purpose of this Proxy Statement, who can vote, and how to vote.

Purpose. The Board of Directors of Brown-Forman Corporation is sending you this Proxy Statement to solicit proxies for use at the Annual Stockholders Meeting, which will be held Thursday, July 22, 2004, at 9:30 A.M. Louisville (Eastern Daylight) time at Actors Theatre of Louisville, 316 West Main Street, Louisville, Kentucky. The Board requests that you sign and return the enclosed Proxy Card.

Beginning on June 29, 2004, we will solicit proxies by mail. In addition, our employees may solicit proxies by mail, phone, fax, the Internet or in person. We will pay all solicitation costs. We will reimburse banks, brokers, nominees, and other fiduciaries for their reasonable charges and expenses incurred in forwarding our proxy materials to their principals.

Voting Stock. We have two classes of common stock, Class A and Class B. Only holders of Class A Common Stock may vote at this meeting. As of the close of the record date, June 14, 2004, we had outstanding 56,841,070 shares of Class A Common Stock.

Voting Rights. If you were a Class A stockholder on June 14, 2004, and the books of our transfer agent reflect your stock ownership, you may cast one vote for each share recorded in your name. You may vote your shares either in person or by proxy. To vote by proxy, please mark, date, sign, and mail the Proxy Card enclosed with this Proxy Statement.

Giving a proxy will not affect your right to vote shares registered in your name if you attend the meeting and want to vote in person. For those shares, you may revoke a proxy at any time before it is voted by sending our Secretary written notice of your revocation. For any shares you hold in street name, you must submit voting instructions to the street name holder in accordance with the instructions they provide to you, and you must comply with their directions to revoke those instructions. We will vote all shares represented by effective proxies in accordance with the terms stated in the proxy.

A quorum to conduct business at the meeting consists of a majority of the outstanding Class A shares. To be elected, a director must receive a majority of the votes cast at a meeting at which there is a quorum. Likewise, a majority of the shares represented at the meeting must approve any other matters brought to a vote at the meeting. We will count shares voted as “abstaining” as present for purposes of determining the number of shares represented at the meeting, but as votes “withheld” in the election of a director and “against” approval of the 2004 Omnibus Compensation Plan. If a broker holding your shares in a street name indicates to us on a Proxy Card that he or she lacks discretionary authority to vote your shares, we will not consider your shares as present or voting for any purpose.

ELECTION OF DIRECTORS

This section gives biographical information about our Directors and describes the committees on which they serve and their attendance at meetings.

At the Annual Meeting, you and our other stockholders will elect twelve directors. All of our Directors are standing for re-election. Once elected, a director holds office until the next annual election of directors and until his or her successor has been elected and qualified, unless he or she first resigns, reaches retirement age or is removed. The persons named as proxies will vote the enclosed proxy FOR the election of all nominees below, unless you direct them on the Proxy Card to withhold your vote as to all or some of the nominees. If any nominee becomes unable to serve before the meeting, the persons named as proxies may vote for a substitute.

Here are the Director nominees, their ages as of April 30, 2004, the years they began serving as Directors, their business experience for the last five years, and their other directorships:

Ina Brown Bond*, age 59, director since 2002. Owner of River Bend Farm, Inc. and Ashbourne Farms, LLC. Other directorships: Glenview Trust Company; President of W.L. Lyons Brown Foundation.

Barry D. Bramley, age 66, director since 1996. Non-Executive Chairman of Lenox, Incorporated (a subsidiary of Brown-Forman) from 1998 through April 2004; Non-Executive Chairman of Cornwell Parker, PLC, High Wycombe, England from 1998 to 2000; Chairman and Chief Executive Officer of British-American Tobacco Company Ltd., London, England from 1988 to 1996; Director of BAT Industries, PLC, London, England from 1988 to 1996. Other directorships: Anglia Maltings (Holdings), Ltd.

Geo. Garvin Brown III*, age 60, director since 1971. Chairman of Trans-Tek, Inc. since 1988; Member of B/D Investments, LLC since 1997.

Owsley Brown II*, age 61, director since 1971. Our Chief Executive Officer since 1993 and our Chairman since 1995; our President from 1987 to 1995. Other directorships: Lenox, Incorporated (a subsidiary of Brown-Forman); NACCO Industries, Inc.

*	Owsley Brown II and Ina Brown Bond are siblings and also are first cousins of Dace Brown Stubbs and Geo. Garvin Brown III, who are also siblings. Each of these four is a first cousin of Owsley Brown Frazier. Due to their positions as Directors, their family relationships, and their beneficial ownership of our Class A Common Stock, each may be considered a “control person” of Brown-Forman.

Donald G. Calder, age 66, director since 1995. President and CFO of G.L. Ohrstrom & Co., Inc., a private investment firm, since 1997; Vice President of Ohrstrom & Co. from 1996 to 1997; Partner of predecessor partnership, G.L. Ohrstrom & Co. from 1970 to 1996; Chairman and CEO of Harrow Industries from 1997 to 1999. Other directorships: Carlisle Companies Incorporated, Roper Industries, Inc.; Central Securities Corporation.

Owsley Brown Frazier*, age 68, director since 1964. Our former Vice Chairman from 1983 to 2000. Other directorships: Lenox, Incorporated (a subsidiary of Brown-Forman); Papa John’s International, Inc.

Richard P. Mayer, age 64, director since 1994. Former Chairman and Chief Executive Officer of Kraft General Foods North America (now Kraft Foods Inc.) from 1989 to 1996.

Stephen E. O’Neil, age 71, director since 1978. Principal of The O’Neil Group from 1991 to present. Other directorships: Alger American Fund, Inc.; Alger Fund, Inc.; Castle Convertible Fund, Inc.; Spectra Fund, Inc.

Matthew R. Simmons, age 61, director since 2002. Founder, Chairman and CEO of Simmons & Company International since 1974. Other directorships: Kerr-McGee Corporation.

William M. Street**, age 65, director since 1971. Our former President from November 2000 through September 2003; our Vice Chairman from 1987 to 2000; President and Chief Executive Officer of Brown-Forman Beverages Worldwide (a division of Brown-Forman) from 1994 through September 30, 2003. Other directorships: Papa John’s International, Inc.

**	Because of Mr. Street’s position as a Director as well as his beneficial ownership of our Class A Common Stock, he may be considered a “control person” of Brown-Forman.

Dace Brown Stubbs*, age 57, director since 1999. Private investor.

Paul C. Varga, age 40, director since 2003. President and Chief Executive Officer of Brown-Forman Beverages (a division of Brown-Forman) since 2003; Global Chief Marketing Officer for Brown-Forman Spirits from 2000 through July 2003; Director of Marketing for Brown-Forman Beverages-North America from 1998 through 2000.

Board and Committee Meetings; Committee Composition. Information on the meetings of our Board of Directors and its committees, as well as on the composition of our audit and compensation committees, appears in the “Corporate Governance” section beginning on page 9.

CORPORATE GOVERNANCE

This section describes our corporate governance practices in light of the Sarbanes-Oxley Act of 2002 and the corporate governance rules of the New York Stock Exchange.

The Evolving Corporate Governance Environment.

Unfortunate and highly publicized failures of corporate governance and accounting oversight at several major companies in recent years have taken a toll on stockholder confidence in corporate America. Congress, the Securities and Exchange Commission and the New York Stock Exchange (the “Exchange”) have adopted new rules designed to prevent such failures in the future. Our Company complies fully with these rules and has chosen to implement some of the practices before they take effect. In many areas, our Company already had in place policies or procedures covered by the rules.

Brown-Forman places utmost importance on corporate governance. The Brown family controls the Company, and four generations of the family have helped manage it. We believe that like the Brown family, our employees have great pride in the Company. Both the long history of family ownership and involvement and our loyal employees give us extra incentive to avoid the kind of corporate corruption that has been in the headlines. They do not want the Company’s name tarnished in any way. We believe we have a Board and a management team committed to high ethical standards and full and accurate financial reporting. We have developed and use an effective financial review process so that our CEO and CFO can certify our quarterly and annual financial reports with confidence. We believe that we have an effective corporate compliance program. Still, again this year, we continued to review and refine our practices to address both the changing regulatory scheme and to adopt what we believe are “best practices.”

What Are the Responsibilities of Our Board of Directors?

The Board of Directors has the ultimate responsibility for the Company’s financial well-being and business success. The Board is a policy-making body that acts largely through Company management, whose officers and employees conduct the business under strategies that management develops and proposes, which the Board approves and oversees. The Board regularly reviews our financial results, the strategic direction of our various business units, monitors the health of the Company’s brands, and approves the Company’s annual financial and operating plans, major acquisitions and divestitures. Through the Compensation Committee, the Board’s independent directors review and approve compensation for senior management. The Audit Committee, which is also composed of independent directors, retains the independent auditor, reviews quarterly financial results and oversees our internal audit function and compliance program.

The Board has the power to hire independent advisors, including attorneys and accountants, as it deems appropriate.

Meetings of the Board of Directors and the Audit and Compensation Committees.

The Board met six times during fiscal 2004. Each Director attended all meetings. All members of the Audit and/or Compensation Committees attended all of their respective Committee meetings.

Attendance of Directors at Annual Meeting of Stockholders.

Under a practice in place for many years, and adopted formally as a policy by the Board of Directors earlier this year, each director is expected to use his or her best efforts to attend the Annual Meeting of Stockholders. All of the Directors attended the 2003 Annual Meeting.

Changes To Our Board in Fiscal 2004.

In September 2003, Paul C. Varga, the President and Chief Executive Officer of Brown-Forman Beverages (a division of Brown-Forman) was elected to the Board of Directors.

We are a Family “Controlled Company.”

The Brown family (the descendants of George Garvin Brown, our founder) owns approximately 74% of our Class A voting stock and thus controls the Company. As a majority family owned company, Brown-Forman is in a different situation than most Exchange listed companies. For instance, the Exchange now requires that companies listed on it have a majority of independent directors on their boards of directors. The Exchange also requires companies other than controlled companies to have a nominating committee comprised exclusively of independent directors. These rules would make no sense for Brown-Forman, as they would have the effect of disenfranchising the family that controls the Company. The Exchange recognized this distinction and created a category for “controlled companies,” for which the requirements of a majority of independent directors, a nominating committee and certain other obligations are optional. The Board has determined that Brown-Forman meets this “controlled company” definition and has elected to take advantage of the exemptions available to controlled companies.

Our Independent Directors.

The Exchange rules now require the Board to make a determination each year as to which directors meet the Exchange’s independence rules. The focus of these rules is independence from management, and calls for the Board to make its determination by looking at all the facts and circumstances surrounding the director and his or her relationship with management. Although we are exempt from the requirement of having a majority of independent directors, the Board has determined that currently four of our Directors are independent according to Exchange standards. These are Directors Donald G. Calder, Richard P. Mayer, Stephen E. O’Neil, and Matthew R. Simmons. The Exchange’s rules automatically disqualify Directors Barry D. Bramley, Owsley Brown II, William M. Street and Paul C. Varga because of their present or past management roles. Director Ina Brown Bond cannot be classified as independent because she is Owsley Brown II’s sister.

The Company’s other three Directors, Geo. Garvin Brown III, Dace Brown Stubbs, and Owsley Brown Frazier, fall in a grey area under the Exchange tests. Considering the variety of personal and familial relationships, employment, and control group affiliation connections to management that currently exist among these three Directors, the Board elected not to make the determination that these Directors meet the Exchange standards for independence at this time.

This is not to suggest that only the four independent Directors serve as an effective check upon management. Directors Ina Brown Bond, Dace Brown Stubbs, Owsley Brown Frazier and Geo. Garvin Brown III, all members of the Brown family, are themselves significant stockholders or exercise significant voting control in Brown-Forman. Each of these individuals has an obvious and deep interest in seeing to the appropriate long term management of the Company. While, for one reason or another, these persons may not meet tests for being “independent,” they nevertheless provide real and effective oversight of management on behalf of all stockholders.

Directors Stephen E. O’Neil, Donald G. Calder and Richard P. Mayer serve on the Compensation Committee of our Board of Directors. As such, each of those individuals is required to satisfy an independence test set forth in regulations adopted under Section 162 of the Internal Revenue Code. Each member of the Compensation Committee satisfies this test.

Directors Richard P. Mayer, Donald G. Calder and Stephen E. O’Neil serve on the Audit Committee of our Board of Directors. In order to serve on that Committee, each director must be independent as defined in Section 301 of the Sarbanes-Oxley Act of 2002 and in the regulations issued by the Securities and Exchange Commission under that provision. Each member of the Audit Committee satisfies this test.

Mandatory Retirement for Our Directors.

Our By-laws provide that directors can serve on the Board through their 70th year. The Board has the discretion, however, to extend the service of a director through his or her 72nd year, if it finds that such service would significantly benefit Brown-Forman. The Board must make this decision without the participation of the director involved and upon approval of two-thirds of the remaining Board members.

Director Stephen E. O’Neil reached his 71st birthday in fiscal 2004. The Board has determined that Mr. O’Neil’s continued service as a Director is a significant benefit to Brown-Forman. Thus, the Board requested and Mr. O’Neil agreed to stay on the Board and stand for reelection.

Corporate Governance Guidelines, Committee Charters and Codes.

The Board has adopted Corporate Governance Guidelines, which are published at the Company’s website (www.brown-forman.com). These guidelines include director responsibilities and qualification standards, director compensation, management succession policies and principles, director access to management and, as appropriate, independent advisors, and an annual performance self evaluation of the Board.

The Company also has posted on its website the Audit Committee and Compensation Committee charters, as well as the Company’s Code of Conduct, which applies to all directors and employees, and a Code of Ethics that applies specifically to the Company’s senior financial officers. Copies of the Corporate Governance Guidelines, Committee charters and these Codes are also available by writing to our Corporate Secretary, Michael B. Crutcher, 850 Dixie Highway, Louisville, Kentucky 40210 or e-mailing him at Michael_Crutcher@b-f.com.

Executive Sessions of Our Non-Management and Our Independent Directors.

A new Exchange rule requires non-management directors to meet regularly in executive sessions without management. Our non-management Directors held such a meeting in fiscal 2004. A majority of the directors in attendance selects a presiding director for the meeting.

Beginning in fiscal 2005, the Exchange will require companies whose group of non-management directors includes directors who are not “independent” within the Exchange rules also to hold an executive session of just the independent directors at least once a year. Our independent Directors began complying with this requirement voluntarily this past year and had two meetings.

Charitable Giving.

The Exchange requires listed companies to disclose certain charitable contributions the Company has made to charities with which one of our independent directors is involved as an executive officer. We have made no charitable contributions that qualify for disclosure under this rule.

Our Stock Option Plans.

We maintain an Omnibus Compensation Plan for our employees and a Non-Employee Director Compensation Plan for our non-employee directors. Both of these plans provide for stock option awards that are disclosed each year in the Proxy Statement. One element of the recent corporate scandals has been the repricing of options to allow executives to benefit even as the stock price has fallen. We have never repriced options and the 2004 Omnibus Compensation Plan specifically prohibits the practice (section 3.1(b)). Another element of the corporate governance debate has been the accounting disclosure of the effect of options and whether they should be expensed when granted. We do not currently expense our options, although we are watching to see if this becomes mandatory or otherwise becomes the norm for most reporting companies. Our annual report discloses what the effect of expensing options would be on earnings.

Director Nominations.

As a controlled company, Brown-Forman is not required to have a nominating committee consisting of independent directors nor a nominating committee charter. Brown Forman has neither.

Historically, the Chief Executive Officer and Chairman of the Board of Directors has proposed director candidates after informal consultation with other directors and Brown family members. Other Board members have also occasionally proposed candidates. Currently, the four independent Directors serve as a de facto nominating committee, with input from the remaining Directors as appropriate. As a de facto nominating committee, the independent Directors engage an executive search firm to identify and interview director candidates. The search firm is compensated for these services.

The Board has no nominating committee and no policy regarding stockholder-nominated candidates for the Board because the Board believes that the informal processes used to date are appropriate for identifying and selecting future Board members.

In evaluating candidates for Board membership, the Company seeks directors who will represent the best long term interests of all Brown-Forman stockholders. As articulated in its Corporate

Governance Guidelines, the Board’s view is that all Brown-Forman directors should possess the highest personal and professional ethics, integrity and values. The Board also believes that qualities which the Company’s directors ideally should possess include independence, civility, business courage, judgment, lack of possible conflicts of interest, and experience with businesses and other organizations of comparable size or character. The Board does not think every director must have all of these qualities. The Board does place significant importance on having Brown family members on the Board.

How Can You Communicate With Our Board of Directors?

Brown-Forman stockholders and other interested parties may communicate with Brown-Forman’s directors, including the non-management directors as a group, by sending such written communications to the Corporate Secretary, at 850 Dixie Highway, Louisville, Kentucky 40210 or by e-mail at Michael_Crutcher@b-f.com. Copies of written communications received at such address will be provided to the individual director(s) or group of directors to whom they are addressed, and copies of such communications will be provided to all other directors; provided, however, that any such communications that are considered to be improper for submission to the intended recipients will not be provided to the directors. Examples of the communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications on matters not normally considered at a Board level or communications that relate to irrelevant topics.

STOCK OWNERSHIP

This section describes (a) people who own beneficially 5% or more of our voting stock and (b) how much stock our Directors and executive officers own. Under the SEC’s definition of “beneficial ownership,” some shares are considered to be owned by more than one person and are therefore counted more than once.

Voting Stock Owned by “5% Beneficial Owners.” This table shows each “beneficial owner” of more than 5% of our Class A Common Stock, our only class of voting stock, as of April 30, 2004. The Securities and Exchange Commission defines “beneficial ownership” to include shares over which a person has sole or shared voting or investment power, as well as all shares underlying options that are exercisable within sixty days. Under this definition, “beneficial owners” may or may not receive any economic benefit (such as receiving either dividends or sale proceeds) from the shares attributed to them. Using this definition, some shares shown below are owned by more than one person. Some “beneficial owners” share voting and investment powers as members of advisory committees of certain trusts of which corporate fiduciaries are the trustees. Counting each share only once, the aggregate number of shares of Class A Common Stock beneficially owned by the people in this table is 41,281,444 shares, or 72.6% of the outstanding shares of that class.

	Amount and Nature of “Beneficial Ownership”
	Sole Voting and		Total Sole and Shared
	Investment	Shared Voting and	Voting and Investment	Percent of
Name and Address	Power	Investment Power	Power	Class
W.L. Lyons Brown, Jr.
501 So. Fourth Avenue
Louisville, Kentucky	1,032,486	26,808,210	27,840,696	49.0%
Owsley Brown Frazier
4938 Brownsboro Road, Suite 200
Louisville, Kentucky	1,160,450	23,441,956	24,602,406	43.3%
Dace Brown Stubbs
135 Sago Palm Road
Vero Beach, Florida	2,000	19,209,328	19,211,328	33.8%
Owsley Brown II
850 Dixie Highway
Louisville, Kentucky	697,150	10,869,532	11,566,682	20.3%
Ina Brown Bond
8215 West U.S. Highway 42
Skylight, Kentucky	1,958,298	6,674,566	8,632,864	15.2%
Robinson S. Brown, Jr.
5208 Avish Lane
Harrods Creek, Kentucky	4,000	5,587,566	5,591,566	9.8%
Sandra A. Frazier
424 Pennington Lane
Louisville, Kentucky	13,456	4,232,628	4,246,084	7.5%

Stock Owned by Directors and Executive Officers. The following table shows the “beneficial ownership” as of April 30, 2004, by each Director nominee, by each Executive Officer named in the Summary Compensation Table on page 21, and by all Directors and Executive Officers as a group, of our Class A and Class B Common Stock.

	Class A Common Stock				Class B Common Stock
	Voting & Investment		Sole & Shared Voting						Sole & Shared Investment
	Power		& Investment Power		Investment Power				Power
Name	Sole	Shared	Total	% of Class	Sole		Shared		Total	% of Class
James L. Bareuther	0	0	0		67,412	[1]	0		67,412	*
Ina Brown Bond	1,958,298	6,674,566	8,632,864	15.2%	33,786		9,193,544		9,227,330	14.3%
Barry D. Bramley	200	0	200	*	33,838		0		33,838	*
Geo. Garvin Brown III	104,018	2,613,442	2,717,460	4.8%	32,302		24,152		56,454	*
Owsley Brown II	697,150	10,869,532	11,566,682	20.3%	364,204		9,279,450		9,643,654	14.9%
Donald G. Calder	12,000	10,000	22,000	*	17,056		0		17,056	*
Michael B. Crutcher	15,326	0	15,326	*	42,292	[1]	0		42,292	*
Owsley Brown Frazier	1,160,450	23,441,956	24,602,406	43.3%	78,986		15,361,988		15,440,974	23.9%
Richard P. Mayer	6,000	0	6,000	*	23,056		0		23,056	*
Stephen E. O’Neil	0	0	0	*	20,196		1,000	[2]	21,196	*
Matthew R. Simmons	7,400	0	7,400	*	14,034		0		14,034	*
William M. Street	1,121,098	552,276	1,673,374	2.9%	164,540		0		164,540	*
Dace Brown Stubbs	2,000	19,209,328	19,211,328	33.8%	25,326		15,361,988		15,387,314	23.8%
Paul C. Varga	148	0	148	*	38,571	[1]	0		38,571	*
Phoebe A. Wood	0	0	0	*	38,236	[1]	0		38,236	*
All Directors and Executive Officers as a Group[3]	5,084,230	34,906,076	39,990,306	70.4%	1,035,200	[1]	24,669,860		25,705,060	39.7%

*	Less than 1%.

[1]	Includes restricted stock; restricted stock may not be sold before vesting and is subject to further vesting requirements.

[2]	Owned by The O’Neil Foundation, of which Mr. O’Neil is President. Mr. O’Neil disclaims beneficial ownership of these shares.

[3]	In computing the aggregate number of shares and percentages owned by all Directors and executive officers as a group, which includes shares owned by persons not named in the table, we counted each share only once.

Section 16(a) Beneficial Ownership Reporting Compliance. Executive officers, directors, and “beneficial owners” of more than 10% of our Class A Common Stock must file reports of ownership and changes in ownership of our stock pursuant to Section 16(a) of the Securities Exchange Act of 1934. We have reviewed the reports and written representations we received from these persons. Based solely on that review, we believe that during fiscal 2004 these persons reported all transactions on a timely basis, except: Owsley Brown II failed to report in a timely fashion the inheritance of 6 shares of Class A Common Stock; William M. Street was not advised of and consequently did not report in a timely fashion a midyear stock option grant for 2,104 shares of Class B Common Stock awarded when his service changed to non-employee Director, and, due to changes in the Section 16 rules or their interpretation of which Mr. Street was previously unaware, he reported this year for the first time 552,276 shares of Class A Common Stock held for a number of years by a trust for the benefit of his grown daughter, but with respect to which the trustee and Mr. Street share investment control; and Geo. Garvin Brown III neglected to report the tax free exchange of 31,897 shares of Class B Common Stock for 31,152 shares of Class A Common Stock by a trust on which he serves as an advisor.

AUDIT COMMITTEE

This section is a report from the Audit Committee of the Board of Directors. It explains the role of the Audit Committee and sets forth the fees paid to our independent auditor.

Audit Committee Report

Composition. The Audit Committee consists of three non-employee Directors, Mr. Mayer (Chairman), Mr. O’Neil, and Mr. Calder. The Board has determined that each Committee member meets the Securities and Exchange Commission’s and the Exchange’s standards to be considered an “independent director.” In addition, the Board has also found that each member is “financially literate” and meets Exchange standards to serve on our Audit Committee. The Board has also determined that while more than one member of the Company’s Audit Committee qualifies as an “audit committee financial expert” under Item 401(h) of Regulation S-K, Mr. Mayer is the designated audit committee financial expert. Mr. O’Neil also sits on the audit committee of more than three other public companies. Our Board has determined that his service on other audit committees does not impair, but indeed enhances, his ability to sit on our Audit Committee.

Function. The Committee has a Charter, which was amended by the Board on March 25, 2004. The Charter describes what the Committee does and meets the standards of the Securities and Exchange Commission and the Exchange. The Committee retained PricewaterhouseCoopers (the “independent auditor”) to perform the audit. The independent auditor reports directly to the Committee. The Audit Committee has authority to retain independent legal, accounting or other advisors at our expense.

As described more fully in its Charter, the Committee monitors and oversees the financial reporting process, the system of internal controls, the audit process, and the Company’s program for legal and regulatory compliance. To place the Committee’s role in perspective, management is responsible for the Company’s internal controls, the financial reporting process, and the Company’s compliance. The independent auditor is responsible for performing an audit of the Company’s financial statements in accordance with generally accepted accounting principles and issuing a report on its audit. The Committee reviews the work of management and has direct responsibility for retention of the independent auditor on behalf of the Board of Directors.

The Committee also considers reports from the Company’s internal audit department, which investigates the adequacy of internal controls. The Committee reviews reports from the Company’s legal department on compliance with the Company’s internal Code of Conduct and with laws and regulations.

The Committee met five times during the year, during which the committee members had discussions with management and the independent auditor. Management has represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Committee discussed those statements with management and the independent auditor, including discussions with the independent auditor in executive session with representatives of management excluded.

The Committee discussed with the independent auditor matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) and No. 90 (Audit Committee Communications). The independent auditor gave to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee discussed with the independent auditor its independence and ability to conduct the audit. The Audit Committee has determined that the provision of the non-audit services described below is compatible with maintaining auditor independence.

Fees Paid to Independent Auditor.

The following table shows the fees that the Company paid or accrued for the audit and other services provided by PricewaterhouseCoopers for fiscal years 2003 and 2004.

	2003	2004
Audit Fees	$1,068,000	$994,000
Audit-Related Fees	90,000	618,500
Tax Fees	814,000	486,000
All Other Fees	15,200	0
Total	$1,987,200	$2,098,500

Audit Fees. This category includes the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Form 10-Q Quarterly Reports, advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, and statutory audits where those are required by foreign jurisdictions.

Audit-Related Fees. This category consists principally of advisory services related to the Company’s preparation for compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and audits of employee benefit plans.

Tax Fees. This category consists principally of preparation of tax returns for expatriate employees and tax advice and returns for foreign subsidiaries.

All Other Fees. This category consists principally of consulting services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor. The Audit Committee approved the fiscal 2004 audit and non-audit services provided by PricewaterhouseCoopers. The non-audit services approved by the Audit Committee were also reviewed to ensure compatibility with maintaining the auditor’s independence.

The Audit Committee pre-approves both the type of service to be provided by PricewaterhouseCoopers and their estimated fees. In addition, the Committee must pre-approve PricewaterhouseCoopers rendering personal financial and tax advice to any of the Company’s Designated Executive Officers. During the approval process, the Audit Committee considers the impact of the types of services on the independence of the auditor. The services and fees must be deemed compatible with the maintenance of the auditor’s independence, including compliance with

SEC rules and regulations. Throughout the year, the Audit Committee will review any revisions to the estimates of audit and non-audit fees initially approved.

Conclusion. Based on the foregoing, we recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ending April 30, 2004.

Richard P. Mayer, Chairman	Donald G. Calder	Stephen E. O’Neil

EXECUTIVE COMPENSATION

This section is a report from the Compensation Committee of the Board of Directors. The report explains our compensation philosophy, how compensation decisions are made for our most senior executives, and how we comply with Internal Revenue Code Section 162(m)(which governs our ability to deduct for tax purposes compensation to our most highly paid officers).

Compensation Committee Report

Function and Philosophy. The Compensation Committee consists of three non-employee Directors, Mr. O’Neil (Chairman), Mr. Calder and Mr. Mayer, each of whom qualifies as an “independent director” under the Exchange listing standards. The purpose of the Committee is to assist the Board of Directors in fulfilling the Board’s duties relating to compensating the Company’s directors, officers and employees. The Committee sets the overall direction for the Company’s pay programs for all salaried employees: first, to offer sufficient compensation to attract, motivate and retain talented and diverse employees; and second, to tie bonus achievement to the Company’s successful financial performance. The Committee sets compensation at levels that are somewhat above the mid-market level for companies our size to attract and retain the type of executives who will provide the strong leadership the Company needs for success.

In cooperation with the Management Compensation Review Committee, the Committee applies this philosophy to the Company’s senior executives, who are referred to as Executive Officers. During fiscal 2004, the Executive Officer group was divided into two subgroups:

•	the Chairman/CEO, Owsley Brown II, and President William M. Street (who retired on September 30, 2003), and

•	six other Executive Officers.

The Compensation Committee sets the salaries, and sets and administers the short term and long term bonus for Mr. Brown and Mr. Street. For the six other Executive Officers for whom responsibilities are shared between the Compensation Committee and the Management Compensation Review Committee, the Compensation Committee sets the short term and long term cash and equity-based bonuses.

The Committee met twice in fiscal 2004 for these purposes.

At its July 2003 meeting, the Committee sets salary and bonus targets for Mr. Brown and Mr. Street based in part on market pay levels to top executives at surveyed companies. The Committee reviews survey data compiled by Hay Management Consultants, Hewitt Associates and Towers Perrin. These surveys include salary and bonus data from such companies as H. J. Heinz, Hershey Foods Corporation, Fortune Brands, and Wm. Wrigley Corporation.

In fiscal 2004, the compensation mix of Mr. Brown and Mr. Street consisted of salary (31%), annual bonus (24%), and long term compensation (45%). In considering this mix, the Committee takes into account the considerable personal holdings of Brown-Forman securities by Mr. Brown and Mr. Street. Salaries are set with respect to the market data. The Committee develops performance targets for annual and long term bonuses based on Business Value Added (BVA), which is the Company’s after-tax income in excess of our estimate of the Company’s cost of capital. Long term compensation consists of cash, which is paid based upon reaching BVA goals over three years, and stock options, which vest after three years and are exercisable within ten years. These stock options are issued in modest numbers under a plan approved by stockholders and that requires stock option exercises to be satisfied through open market or private purchases.

Other Executive Officers. The Committee set the short and long term bonuses as well as bonus performance targets for the Company’s six other Executive Officers for fiscal 2004, in each case after reviewing the salary and bonus recommendations of the Management Compensation Review Committee based on survey data appropriate to these positions. As part of the long term bonus program, the Committee also approved awards of stock options and/or restricted stock for these Executive Officers.

Compliance with Tax Law Limits on Deductibility of Compensation. Internal Revenue Code Section 162(m) limits to $1 million the amount of annual compensation an employer may deduct when paid to a Named Executive Officer (those Executive Officers shown on the Summary Compensation Table on page 21). The law does, however, allow employers to deduct compensation over $1 million if it is “performance based” and paid under a formal compensation plan that meets the Code’s requirements. The Company took appropriate steps in setting goals under the Company’s Omnibus Compensation Plan to assure the deductibility of all compensation paid to Named Executive Officers. The Committee expects the Company to be able to deduct all fiscal 2004 compensation.

Charter. The Board of Directors has adopted a Compensation Committee Charter, a copy of which is posted on the Company’s corporate website, www.brown-forman.com. Among other things, the Charter requires that each Committee member be independent of management, that the Committee is empowered to hire its own advisors, and that the Committee will conduct an annual self-evaluation of its performance.

Conclusion. The Committee believes that its overall executive compensation program has been successful in providing competitive compensation to attract and retain highly qualified executives, while at the same time encouraging a performance level that creates additional stockholder value.

Stephen E. O’Neil, Chairman	Donald G. Calder	Richard P. Mayer

This section contains charts that show the amount of compensation earned by our Named Executive Officers.

Summary Compensation Table

		Annual		Long Term
		Compensation		Compensation
				Awards		Payouts
				Restricted	Class B	Long Term	All Other
	Fiscal Year			Stock	Shares	Incentive	Compen-
	Ended	Salary	Bonus (1)	Award(s)	Underlying	Payments (3)	sation (4)
Name and Principal Positions	April 30,	($)	($)	($)	Options (#)	($)	($)
Owsley Brown II	2004	940,664	922,064	0	79,210	544,725	13,360
Chairman of the Board and Chief Executive Officer	2003	904,600	736,450	0	79,272	449,512	13,560
	2002	867,973	0 (2)	0	62,526	501,404	12,285
Phoebe A. Wood	2004	492,396	265,465	148,955	14,500	226,098	197,680
Executive Vice President and Chief Financial Officer	2003	473,250	247,032	0	22,012	73,662	11,935
	2002	435,521	150,543	0	34,674	n/a	46,887
Paul C. Varga	2004	425,750	248,000	297,600	9,416	163,494	11,680
President and Chief Executive Officer,	2003	286,333	251,262	0	13,434	104,109	11,554
Brown-Forman Beverages	2002	272,292	143,100	0	13,198	90,099	10,071
James L. Bareuther	2004	425,631	236,971	204,600	13,278	290,294	11,930
Executive Vice President and Chief Operating	2003	382,500	264,357	0	8,448	235,546	11,980
Officer, Brown-Forman Beverages	2002	365,125	176,805	0	11,618	292,059	10,574
Michael B. Crutcher	2004	417,083	265,466	169,447	0	471,583	11,994
Vice Chairman, General Counsel and Secretary	2003	379,167	236,204	0	9,828	220,509	12,037
	2002	354,200	134,399	0	7,724	360,018	10,658

We award up to 50% of long term bonus compensation as stock options and/or restricted stock, with the balance in cash to be paid at the end of each three-year performance period (it will then appear on this table as a long term compensation payout). Stock option and restricted stock values can increase or decrease; the present values (as of the grant date) of the stock option awards in the Long Term Compensation Awards column appear in the table on page 23. Restricted stock information appears in the table on page 22.

(1)	Represents cash payments under the annual incentive plan.

(2)	Our annual bonus plans reward growth over the prior year. In fiscal 2002, there was no growth at the corporate level. Therefore, Mr. Brown received no annual bonus that year.

(3)	Represents cash payments under the long term incentive plan and value realized by exercise of stock options.

(4)	Represents our contributions to the Savings Plan, our payment of group term life insurance premiums on behalf of the Named Executive Officers, and, for Ms. Wood, moving expenses in 2002 and a delayed signing bonus in 2004.

Equity Compensation Plan Information.

We currently have two plans under which we may grant equity-based compensation: the Non-Employee Directors’ Compensation Plan and the stockholder-approved Brown-Forman Omnibus Compensation Plan. It is proposed that both of these plans be replaced with the 2004 Omnibus Compensation Plan, which is described on pages 28-32.

	Number of securities to	Weighted-average	Number of securities
	be issued upon exercise	exercise price of	remaining available for
	of outstanding options,	outstanding options,	future issuance under
Plan category	warrants and rights	warrants and rights(1)	equity compensation plans
Equity compensation plans approved by security holders	4,658,882	$35.83	1,046,151
Equity compensation plans not approved by security holders	175,650	$32.48	* (2)

Total	4,834,532	$35.71	N/A

(1)	The difference in weighted-average exercise price between plans is primarily due to a premium-priced, broad-based grant made to employees under the stockholder-approved plan. In most cases, grant dates and grant prices are the same under both plans.

(2)	This plan, which provides equity compensation for non-employee directors, does not specify a specific maximum number of option shares that may be awarded. However, the Company has filed with the Securities and Exchange Commission a registration statement covering the issuance of 300,000 shares under this plan. Further information on the Non-Employee Director Compensation Plan is set forth on page 26, “Director Compensation.”

Restricted Stock Grants Relating to Fiscal 2004 .

The Omnibus Compensation Plan provides the ability to deliver long term incentives as restricted stock awards. Awards are based on performance against corporate or divisional goals, and are expressed as a dollar amount that is converted to a number of restricted shares using the closing stock price for Class B Common Stock as of the date of the award. Generally, restricted shares may not be sold, exchanged, transferred, pledged or otherwise disposed of during the restriction period specified by each award agreement.

In June 2004, we awarded approximately 36,000 shares of restricted stock to selected key executives with respect to fiscal 2004 performance. The table below summarizes grants to the Named Executive Officers.

		Vested During Year		Outstanding End of Year
	Shares	Number of		Number of
Name	Awarded	Shares	Value	Shares	Value*
Brown	0	0	0	0	0
Wood	3,797	0	0	3,797	$177,927
Varga	7,587	0	0	7,587	355,527
Bareuther	5,216	0	0	5,216	244,422
Crutcher	4,320	0	0	4,320	202,435

*	Based on $46.86 per share, the closing price of our Class B stock on April 30, 2004.

Option Grants under the Omnibus Compensation Plan in Fiscal 2004 .

The Omnibus Compensation Plan also provides the ability to deliver long term incentives in the form of stock options.

We grant options with an exercise price of the fair market value of the underlying stock on the date of grant. Generally, options become exercisable three years after grant and must be exercised within ten years of grant. This year, we granted non-qualified options for approximately 720,000 shares of our stock for long term bonus awards to management participants. The table below summarizes the grants to the Named Executive Officers in fiscal 2004.

	Number of shares of
	Class B Common	Percent of total options	Per share
	Stock underlying	granted to employees	exercise		Present Value as
Name	options granted	in fiscal year	price	Expiration date	of grant date*
Brown	79,210	11%	39.23	April 30, 2013	$656,250
Wood	14,500	2%	39.23	April 30, 2013	120,125
Varga	9,416	1%	39.23	April 30, 2013	78,000
Bareuther	13,278	2%	39.23	April 30, 2013	110,000
Crutcher	0	—	39.23	April 30, 2013	0

*	We used the Black-Scholes option pricing model to determine present value. We assumed a risk-free interest rate of 3.3% and option life of six years (to allow for voluntary early exercises and exercises that may accelerate as a result of disability, termination, retirement, or death), stock price volatility of 23%, and a yield of 1.9%.

Aggregated Value of All Outstanding Options Granted From May 1, 1996 Through Fiscal 2004 .

The following table summarizes all option grants that have been made to the Named Executive Officers through and including fiscal 2004 and all option exercises in fiscal 2004 by the Named Executive Officers.

			Number of shares underlying		Value of unexercised options at end of
	Number of shares	Value	unexercised options		fiscal year*
	acquired in	realized in
	fiscal 2004	fiscal 2004
	by option	by option	Exercisable		Exercisable
Name	exercise	exercise	May 1, 2004	Unexercisable	May 1, 2004	Unexercisable
Brown	0	0	361,846	159,082	$7,144,567	$1,773,634
Wood	0	0	34,194	36,992	465,003	435,312
Varga	0	0	30,984	23,450	515,980	269,996
Bareuther	0	0	62,196	22,326	1,171,583	225,919
Crutcher	8,906	202,447	31,130	10,428	527,099	144,963

*	This value is the total difference between the outstanding options’ exercise price and $46.86, the closing price of our Class B Common Stock on April 30, 2004.

Benefits Under the Proposed 2004 Omnibus Compensation Plan (same as under current plan).

We are asking for your approval of the 2004 Omnibus Compensation Plan at the annual stockholders meeting. A summary of that plan appears beginning at page 28, and the entire plan is an exhibit to this proxy statement. Like the current plans, the proposed 2004 Plan provides the basis for awarding to Company employees annual cash bonuses, and both the cash and equity-based components of long term bonuses. The chart below sets forth the amounts of all such awards for fiscal 2004. The 2004 Omnibus Compensation Plan does not provide materially different compensation alternatives from the current 1994 Omnibus Compensation Plan and the Non-Employee Director Compensation Plan. Therefore, this chart estimates the dollar value and number of shares that would have been awarded under the 2004 Omnibus Compensation Plan had it been in effect in fiscal 2004:

NEW BENEFITS UNDER PLAN

Brown-Forman 2004 Omnibus Compensation Plan

	Dollar value of cash
Name and position (number in	and equity awards	Number of
group)	($)	equity units
Brown	$2,123,039	79,210
Wood	789,615	18,297
Varga	845,021	17,003
Bareuther	881,687	18,494
Crutcher	939,484	4,320
Executive Group (6)	6,626,141	143,646
Non-Executive Director Group (9)	225,037	27,162
Non-Executive Officer Employee Group (approx. 450)	32,000,000	585,000

RETIREMENT PLAN DESCRIPTIONS

This section describes the retirement and savings plans for our executives.

Retirement Plans: We maintain both tax-qualified retirement plans and nonqualified supplemental excess retirement plans. Most salaried employees participate in the Salaried Employees Retirement Plan. This plan provides monthly retirement benefits based on age at retirement, years of service and the average of the five highest consecutive years’ compensation during the final ten years of employment. These retirement benefits are not offset by Social Security benefits and are normally payable at age 65. A participant’s interest vests after five years of service. The following table shows the estimated annual benefits (straight life annuity) payable upon retirement at age 65 to participants at specified levels of compensation and years of service:

Average Annual Highest 5 Consecutive Years’	Years of Service Classification
Compensation During
Final 10 Years	10 Years	20 Years	30 Years
$ 400,000	$67,917	$135,834	$203,752
$ 800,000	$137,917	$275,834	$413,752
$1,200,000	$207,917	$415,834	$623,752
$1,600,000	$277,917	$555,834	$833,752
$2,000,000	$347,917	$695,834	$1,043,752

For example, an executive retiring at age 65 with 10 years of service whose average annual compensation for the five highest of the executive’s ten years of service was $400,000 would receive an estimated $67,917 annually for the remainder of the executive’s life.

Federal tax law limits the benefits we might otherwise pay to key employees under “qualified” plans such as the Salaried Employees Retirement Plan. Therefore, for certain key employees, we maintain a nonqualified Supplemental Excess Retirement Plan (SERP). The SERP provides retirement benefits to make up the difference between a participant’s accrued benefit calculated under the Salaried Employees Retirement Plan and the ceiling imposed by federal tax law. SERP participants may choose to get a discounted current cash payment instead of a SERP retirement benefit. The SERP also provides supplemental retirement benefits for certain key employees who join us in mid-career, subject to special vesting requirements.

For the Named Executive Officers, covered compensation for fiscal 2004 for these plans and service credited as of April 30, 2004, were as follows: Owsley Brown II, $1,677,114 and 30 years; Phoebe A. Wood, $739,428 and 3 years; Paul C. Varga, $677,012 and 17 years; James L. Bareuther, $689,988 and 9 years; and Michael B. Crutcher, $653,287 and 15 years.

Savings Plan: Subject to a maximum the IRS sets annually ($13,000 for calendar 2004), most participants in our Savings Plan may contribute between 1% and 50% of their compensation to their Savings Plan accounts. Our match of participants’ contributions is currently 5% (on the first 5% of the employee’s contribution), and vests fully after four years of service.

DIRECTOR COMPENSATION

This section describes how we compensate our directors.

Directors who are not employees are paid an annual retainer of $25,000, payable in six installments over the year. A director may elect to receive the retainer, or part of it, in stock options of equivalent value in lieu of cash. Under the Non-Employee Director Compensation Plan, each non-employee director also receives options for $25,000 worth of Class B Common Stock.1 For fiscal 2004, each non-employee Director received options to purchase 3,018 shares with a per share exercise price of $39.23.

In addition to the retainer, non-employee directors receive a meeting fee of $3,500 per Board meeting attended in person (or $2,000 if attended by conference telephone call). A committee member receives $3,000 per committee meeting attended in person (or $2,000 if attended by conference telephone call). A committee chairman receives an additional fee of $1,500 for chairing the committee meeting.

On behalf of the Audit Committee, its Chairman conducts a quarterly review of the Company’s financial statements with the independent auditor. For each review he receives a $1,500 fee.

We reimburse all directors for reasonable and necessary expenses they incur in performing their duties as directors, and provide an additional travel allowance to directors who must travel to Board meetings from outside the United States.

We do not pay our two employee Directors (Messrs. Brown and Varga) any additional compensation for serving on our Board or any of its committees.

[1] The present value of the options was determined using the Black-Scholes model described on page 23.

FIVE-YEAR PERFORMANCE GRAPH

This chart shows how Brown-Forman Class B Common Stock has performed against three stock indexes over the last five years.

This graph compares the cumulative total stockholder return on our Class B Common Stock against three indexes which include that stock: the Standard & Poor’s 500 Stock Index, the Dow Jones Consumer Non-Cyclical Index (110 companies) and the Dow Jones Food and Beverage Makers Index (38 companies). As a diversified producer of both beverage alcohol products and consumer durables including china, crystal, luggage, and silverware, our business does not fit easily into specific industry indexes. We included the Dow Jones Consumer Non-Cyclical Index as a diversified index, even though portions of our business are cyclical. The Dow Jones Food and Beverage Index provides you with the opportunity to compare our performance against the performance of other producers of consumer branded products (e.g., Campbell Soup, Hershey Foods, PepsiCo). Overall, we believe it is best to compare the cumulative total stockholder return on our Class B Common Stock not to a single index, but rather to trends shown by a review of several indexes.

These numbers assume that $100 was invested in our Class B stock and in a hypothetical stock fund consisting of all the shares in the comparative index on April 30, 1999. It also assumes that, for such investments, all quarterly dividends were reinvested at the average of the closing stock prices at the beginning and end of the quarter. The cumulative returns shown on the graph represent the value that these investments would have had on April 30 in the years since 1999.

	1999	2000	2001	2002	2003	2004
Brown-Forman Corporation	$100	$75.67	$86.16	$113.77	$113.06	$141.00
S&P 500	$100	$110.13	$95.84	$83.74	$72.60	$89.21
DJ US Consumer, Non-Cyclical	$100	$79.93	$83.43	$100.54	$85.59	$114.32
DJ US Food & Beverage	$100	$77.94	$94.15	$116.02	$98.27	$124.36

APPROVAL OF BROWN-FORMAN 2004 OMNIBUS COMPENSATION PLAN

This section sets out information you should know before you cast your vote on approval of the Brown-Forman 2004 Omnibus Compensation Plan.

You are being asked to approve the Brown-Forman 2004 Omnibus Compensation Plan (the “2004 Omnibus Plan” or the “Plan”). The Board adopted the Plan on May 27, 2004, subject to the stockholders’ approval. If the stockholders approve the 2004 Omnibus Plan at the annual meeting, it will replace both the Brown-Forman Omnibus Compensation Plan that has been in effect since 1994 (the “1994 Plan”) and the Brown-Forman Non-Employee Directors’ Compensation Plan that has been in effect since 1997 (the “Non-Employee Directors’ Plan”). If it is approved, no further awards will be granted under the 1994 Plan or the Non-Employee Directors’ Plan. The 2004 Omnibus Plan will become effective July 22, 2004 and will expire on April 30, 2014.

The Board is asking the stockholders to approve the 2004 Omnibus Plan so that the plan may be used to promote the interests of the Company and its stockholders by, among other things, (i) attracting and retaining key officers, employees and directors of the Company and its subsidiaries and affiliates, (ii) motivating these individuals by means of performance-related incentives to achieve long-range performance goals, and (iii) linking their compensation to the long term interests of the Company and its stockholders. The 2004 Omnibus Plan grants the Compensation Committee the authority to administer both long term and short term bonus plans that will enhance the Corporation’s ability to attract and retain high quality executives.

Key Features of the 2004 Omnibus Plan Include:

•	The Company may not reduce any option exercise price without stockholder approval (other than in connection with changes in the Company’s capitalization).

•	A total of 5.9 million shares are authorized for use under the ten-year life of the Plan, including approximately 1 million shares unused under the 1994 Plan.

•	The Plan requires the Company to endeavor to limit the source of shares for awards to shares purchased by the Company either in open market or private transactions.

•	The Plan gives the Company flexibility to issue shares to cover option exercises, if necessary, and then to purchase the shares as soon as practicable thereafter.

•	Only employees and directors of the Company can receive awards under the Plan.

•	The Plan provides for awards in cash, restricted and unrestricted shares, stock options, market value units, and performance units.

Summary of the 2004 Omnibus Compensation Plan.

Administration. The Plan provides for the Management Compensation Review Committee of the Company to handle day-to-day administration, subject to the Compensation Committee of the Board’s authority to delegate another administrator or to assume administration itself. The full Board administers the Plan with respect to awards to members of the Board Compensation Committee. For awards to the Company’s Executive Officers, the Compensation Committee of the Board serves as the Plan Administrator.

Under the terms of the 2004 Omnibus Plan, the Plan Administrator is authorized to select participants, determine the type and number of awards to be granted, determine and later amend (subject to certain limitations) the terms and conditions of any award, interpret and specify the rules and regulations relating to the 2004 Omnibus Plan, and make all other determinations which may be necessary or desirable for the administration of the 2004 Omnibus Plan.

Shares Available for Awards under the Plan. Under the 2004 Omnibus Plan, the maximum number of shares that may be granted under the 2004 Omnibus Plan is 5,946,051 shares of common stock, (4,900,000 new shares plus 1,046,051 shares still available under the 1994 Plan). If any options or other awards made under the 1994 Plan terminate, are forfeited or cancelled, expire unexercised, or are settled for cash, the number of available shares under the 2004 Omnibus Plan will be increased by that number.

It has been and remains the Company’s policy that shares of common stock awarded under the 2004 Omnibus Plan generally will be shares that the Company has purchased, either in market transactions or private transactions. The Company does this so that Plan awards are non-dilutive to the stockholders, except for the dilution that results from an increase in the Company’s stock price over time. The Plan Administrator has discretion to time the purchases so that the market price of the Company’s stock will not be artificially affected by the repurchasing activity.

The Plan Administrator may adjust awards made under the 2004 Omnibus Plan to prevent dilution or enlargement of benefits or potential benefits intended to be awarded. Adjustments may be made in the event of stock dividend, reorganization, recapitalization, stock split, combination, merger, consolidation, a change in laws, regulations or accounting principles or other relevant unusual or nonrecurring event affecting the Company.

Eligibility. Officers, employees, and directors of the Company and its subsidiaries and affiliates are eligible for awards. Approximately 6,400 individuals are eligible to receive Plan awards.

Types of Awards. The Plan permits the Plan Administrator to grant stock options, stock appreciation rights, shares, restricted shares and market value units, performance units, and cash.

Stock Options and Stock Appreciation Rights. The Plan Administrator is authorized to grant stock options, including both incentive stock options and non-qualified stock options. The Plan Administrator will specify the terms of these grants. The Plan Administrator is also authorized to grant stock appreciation rights (SARs), either with or without a related option. As in the 1994 Plan, the Plan Administrator determines the option exercise price, but it may not be less than the fair market value of a share of common stock on the grant date. No option or tandem SAR relating to an option may have a term longer than ten years.

Shares, Restricted Shares and Market Value Units. The Plan Administrator may grant shares of common stock, restricted shares and market value units. Restricted shares are shares of common stock subject to transfer and forfeiture limitations. A participant granted restricted shares generally has most of the rights of a Company stockholder with respect to the restricted shares, including dividend and voting rights.

Each market value unit entitles its holder to either one share of the Company’s common stock, as set forth in an applicable award agreement, or the equivalent value in cash. The Plan Administrator determines the applicable restrictions. The participant is credited with dividend equivalents on any vested market value units whenever the Company pays dividends to holders of common stock.

Performance Units. A performance unit consists of a right denominated in cash or shares of common stock, valued in accordance with the achievement of performance goals in a period established by the Plan Administrator. The Plan Administrator determines when the units are paid out. Performance units may be paid in a lump sum or in installments following the close of a performance period or on a deferred basis.

Non-Employee Director Awards. The Board may provide that all or a portion of a non-employee director’s annual retainer and/or other awards or compensation is payable in stock-based awards, either automatically or at the director’s election. Non-employee directors may also receive other awards pursuant to the 2004 Omnibus Plan, including options, SARs, restricted and non-restricted shares, and market value units.

Performance Periods. The performance period for an annual incentive award is the fiscal year. Performance periods for other awards can be one or more fiscal years, at the Plan Administrator’s discretion.

Terms & Conditions, Termination of Employment. The Plan Administrator determines the terms and conditions that apply to any award upon a Participant’s termination of employment with the Company, its subsidiaries and affiliates, and provides these terms in the applicable award agreement or in its regulations or guidelines. Terms and conditions may include limits on the transferability or disposal of an award and its forfeiture if employment terminates.

Amendment and Termination. The Board may amend, alter, suspend, discontinue or terminate the 2004 Omnibus Plan or any portion of it at any time, subject to stockholder approval if necessary to comply with tax or regulatory requirements. The Plan Administrator cannot amend the terms of previously granted options to reduce the exercise price or to cancel options and grant substitute options with a lower exercise price than the cancelled options. The Plan Administrator also may not adversely affect the rights of any award holder without the award holder’s consent. Otherwise, the Plan Administrator generally may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award, either prospectively or retroactively.

Acceleration Events. As in the 1994 Plan, in the event of a Change of Control of the Company (as defined in the 2004 Omnibus Plan): all outstanding options and SARs become immediately vested,

but do not become exercisable until the time they otherwise would; any restriction periods on restricted shares or market value units lapses; and all other awards are paid out pro rata based on the target payout opportunities attainable through the effective date of the Change in Control.

Other Terms of Awards. The Company has the right to withhold amounts to satisfy withholding and other tax obligations. The Plan Administrator may provide for additional cash payments to participants to defray taxes arising from the grant, vesting, exercise or payment of an award.

Certain Federal Income Tax Consequences. Tax consequences to the Company and participants receiving awards vary with the type of award. Generally, a participant does not recognize income, and the Company cannot take a deduction, upon the grant of an incentive stock option, a non-qualified option, an SAR, a restricted share, a market value unit or a performance unit. When a participant exercises an incentive stock option, he does not have taxable income (except that the alternative minimum tax may apply). When a participant exercises a non-qualified stock option, the participant generally recognizes ordinary income equal to the difference between the exercise price and fair market value of the common stock acquired.

Stock Options. If a participant sells shares acquired by exercising an incentive stock option within two years from the grant date and one year from the exercise date, the participant must generally recognize ordinary income equal to the difference between (i) the fair market value of the shares at the exercise date (or, if less, the amount realized when the participant disposes of the shares), and (ii) the exercise price. Otherwise, a participant’s disposition of shares acquired by exercising an option (including an incentive stock option for which the holding periods are met) generally will result in short term or long term capital gain or loss equal to the difference between the sale price and the participant’s tax basis in the shares. The tax basis generally is the exercise price plus any amount previously recognized as ordinary income in connection with the option exercise.

The Company’s tax deduction generally equals the amount the participant recognizes as ordinary income. The Company is not entitled to a tax deduction for amounts recognized by a participant as capital gain. Accordingly, the Company cannot take a tax deduction with respect to an incentive stock option if the participant holds the shares of common stock for the incentive stock option holding periods before disposing of the shares.

Stock Awards. Stock awards are generally taxed in the same manner as non-qualified stock options. However, a restricted stock award is subject to a “substantial risk of forfeiture” within the meaning of Internal Revenue Code Section 83 to the extent the award will be forfeited if the participant ceases to provide services to the Company. As a result, the participant will not recognize ordinary income at the award date. Instead, the participant will recognize ordinary income on the date when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The participant’s ordinary income equals the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date it is no longer subject to forfeiture.

The participant may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by filing an Internal Revenue Code Section 83(b) election. In that event, the ordinary income recognized, if any, is the difference between the amount paid for the stock, if any, and the fair market value of the stock on the award date, and the capital gain holding period commences on that date. The ordinary income recognized by an employee will be subject to tax withholding by the Company. Unless limited by Internal Revenue Code section 162(m), the Company may take a deduction in the same amount as and at the time the employee recognizes ordinary income.

The participant also is subject to capital gains treatment on the subsequent sale of any common stock acquired through the exercise of an SAR, a market value unit or restricted share award. For this purpose, the participant’s basis in the common stock is its fair market value at the time the SAR or market value unit is exercised or the restricted share becomes vested (or is granted, if an Internal Revenue Code section 83(b) election is made). Performance units payable in cash or unrestricted shares are taxable as ordinary income at the time the participant attains the performance goals and the payments are made available to the participant. Performance units payable in restricted shares are taxable as restricted stock as described above.

Section 162(m) Limits. Internal Revenue Code section 162(m) generally disallows a public company’s tax deduction for compensation paid in excess of $1 million in any tax year to its Named Executive Officers (described on pages 20-21). However, compensation that qualifies as “performance-based compensation” is excluded from this limitation and is deductible. The Company intends that performance units and options granted (a) with an exercise price equal to or greater than 100% of fair market value of the underlying shares at the grant date, and (b) to employees whom the Compensation Committee expects to be Named Executive Officers when a deduction arises in connection with the awards, will qualify as “performance-based compensation” so that these awards will not be subject to the section 162(m) deduction limitations. Section 162(m) imposes specific requirements on certain performance awards, and the Plan directs the Plan Administrator to comply with these requirements. With respect to any Named Executive Officer, the maximum annual number of shares in respect of which all performance awards may be granted under the Plan is 250,000. Furthermore, with respect to any Named Executive Officer, the maximum amount of any award settled in cash is $4,000,000 for the first three Plan years, $5,000,000 for Plan years four to six, and $6,000,000 for all Plan years after the sixth until the expiration of the Plan.

The discussion above is only a summary of the 2004 Omnibus Plan and does not fully describe the Plan nor its income tax consequences. The Summary also does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Participants are urged to consult a tax advisor as to their individual tax consequences. The Company also encourages participants to read the Plan itself, which is attached as an exhibit to this proxy statement. The terms of the Plan control over this summary.

The Plan is not intended to be a “qualified plan” under Internal Revenue Code section 401(a).

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE BROWN-FORMAN 2004 OMNIBUS COMPENSATION PLAN.

OTHER INFORMATION

This section sets out other information you should know before you cast your vote.

Transactions with Management.

Directors Owsley Brown II and Paul C. Varga are employees and officers of Brown-Forman, and are compensated as detailed in this Proxy Statement. With the exception of the compensation and reimbursement they receive as Directors (disclosed on page 26), none of our other Directors receives any compensation from Brown-Forman or engages in any financial transactions with us, except as follows:

Mr. Barry D. Bramley served as the non-executive Chairman of the Board of Directors of Lenox, Incorporated through the end of fiscal 2004, and was compensated for his services. As Chairman, Mr. Bramley received an annualized retainer of $237,500 paid in monthly installments during fiscal 2004, as well as reimbursement for all reasonable and necessary expenses incurred in performing the duties of Chairman.

Laura Lee Lyons Brown, who is not a Director, is the sister of Directors Geo. Garvin Brown III and Dace Brown Stubbs. Ms. Brown owns a parking garage in downtown Louisville, next to Company offices at West Main Street. We lease, at market rates, a number of parking positions in this garage, and pay additional amounts for validations of parking for customers and visitors. In fiscal 2004, the total expense under this arrangement was $112,410. It should be emphasized that neither Geo. Garvin Brown III nor Dace Brown Stubbs has any investment in this garage.

Appointment of Independent Accountants.

Our Audit Committee has appointed PricewaterhouseCoopers LLP as the independent certified public accountants to audit our consolidated financial statements for the fiscal year ending April 30, 2005. Through its predecessor, Coopers & Lybrand L.L.P., PricewaterhouseCoopers LLP has served us in this capacity continuously since 1933. We know of no direct or material indirect financial interest that PricewaterhouseCoopers LLP has in us or any of our subsidiaries, or of any connection with us or any of our subsidiaries by PricewaterhouseCoopers LLP in the capacity of promoter, underwriter, voting trustee, director, officer, or employee.

A PricewaterhouseCoopers LLP representative will attend the annual meeting, will be given the opportunity to make a statement if he or she wants to, and will be available to respond to appropriate questions.

Other Proposed Action.

As of June 29, 2004, we know of no business to come before the meeting other than the election of directors and consideration and approval of the 2004 Omnibus Compensation Plan. If any other business should properly be presented to the meeting, however, the proxies will be voted in accordance with the judgment of the persons holding them.

Stockholder Proposals for 2005 Annual Meeting.

If you have a proposal you want to be considered at the 2005 Annual Stockholders Meeting and to be included in the proxy materials for that meeting, we must receive it in writing by March 2, 2005.

By Order of the Board of Directors
Michael B. Crutcher
Secretary

Louisville, Kentucky
June 29, 2004

Exhibit A

BROWN-FORMAN 2004 OMNIBUS COMPENSATION PLAN

Unless the context clearly requires otherwise, references to “Sections” and “Articles” are to sections and articles of this plan, and capitalized terms have the meaning assigned to them below. All references to statutes or regulations mean those statutes or regulations as amended from time to time, and any successors to those statutes or regulations.

ARTICLE 1
ESTABLISHMENT, OBJECTIVES AND DURATION

1.1	ESTABLISHMENT. Brown-Forman Corporation, a Delaware corporation (the “Company”), hereby establishes an incentive compensation plan to be known as the “Brown-Forman 2004 Omnibus Compensation Plan” (the “Plan”), as set out in this document. The Plan permits the Plan Administrator to grant Awards (as defined below).

1.2	OBJECTIVES. The Plan’s objectives are:

(a)	to optimize the Company’s profitability and growth through incentives which are consistent with the Company’s goals and which link the personal interests of Participants to those of the Company’s stockholders;

(b)	to provide Participants with an incentive for excellence in individual performance;

(c)	to promote teamwork among Participants;

(d)	to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants who make significant contributions to the Company’s success; and

(e)	to allow Participants to share in the Company’s success.

1.2	DURATION. Subject to (a) approval by the Company’s stockholders, and (b) the Board’s right to amend or terminate the Plan at any time pursuant to Article 12, the Plan shall take effect as of the Effective Date, and remain in effect until Participants have bought or acquired all Shares subject to the Plan. The Plan Administrator may not, however, grant any Awards under the Plan on or after July 22, 2014.

ARTICLE 2
DEFINITIONS

Whenever used in the Plan, the following terms shall have the following meanings:

2.1	“ADJUSTED MARKET VALUE” is defined in Section 11.2(b).

2.2	“AFFILIATE” shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, and (iv) any entity in which the Company has an ownership voting interest, in each case as designated by the Plan Administrator (subject to the Board’s approval) as being a participating employer in the Plan.

2.3	“ANNUAL INCENTIVE AWARD” means a short-term incentive Award granted under Article 6.

2.4	“AWARD” means, individually or collectively, a grant under this Plan of Annual Incentive Awards and/or Long Term Incentive Awards.

2.5	“AWARD AGREEMENT” shall mean any written agreement, contract or other instrument or document evident in any Award, which may, but need not, be executed or acknowledged by a Participant.

2.6	“AWARD OPPORTUNITY” means the total Award that a Participant may earn under the Plan with respect to a Plan Year or other Performance Period, as established by the Plan Administrator.

2.7	“BASE PERIOD” means the three-month period ending three months prior to the first date on which a Potential Change in Control occurs.

2.8	“BASE PERIOD FAIR MARKET VALUE” means, with respect to an Option (or SAR), the average Fair Market Value per Share for each date on which Shares were traded during the Base Period, or portion of the Base Period, during which the Option (or SAR) was outstanding. If an Option (or SAR) is granted during the Restricted Period prior to a Change in Control, the Base Period Fair Market Value for the Option (or SAR) shall be its exercise price (or grant price).

2.9	“BENEFICIAL OWNER” or “BENEFICIAL OWNERSHIP” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

2.10	“BOARD” means the Company’s board of directors.

2.11	“CAUSE” shall mean, unless otherwise defined in the applicable Award Agreement, with respect to any Participant:

(a)	the willful and continued failure of the Participant to perform substantially the Participant’s duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Board, the chief executive officer of the Company or the senior officer of the Company supervising the Participant, which demand identifies the manner in which the Board, the chief executive officer of the Company or the senior officer of the Company supervising the Participant believes that the Participant has not substantially performed the Participant’s duties, or

(b)	the engaging by the Participant in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company.

For purposes of this definition, no act or failure to act on the part of the Participant shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Company. Any act or failure to act based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the chief executive officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company. Any determination of Cause for purposes of the Plan or any Award shall be made by the Plan Administrator in its sole discretion.

2.12	“CHANGE IN CONTROL” of the Company means, and shall be deemed to have occurred upon, any of the following events:

(a)	individuals who, as of the close of business on July 22, 2004, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director after such time on July 22, 2004 and whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, but excluding, for this purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(b)	consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another entity (a “Business Combination”), in each case, unless, following the Business Combination,

(1)	all or substantially all of the Beneficial Owners of the combined voting power of the then Outstanding Voting Securities of the Company immediately before the Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the Outstanding Voting Securities of the corporation resulting from the Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more affiliates) in substantially the same proportions that they owned the Outstanding Voting Securities of the Company immediately before the Business Combination, and

(2)	no Person, excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from the Business Combination, beneficially owns, directly or indirectly, twenty percent (20%) or more of the combined voting power of the Outstanding Voting Securities of the corporation resulting from the Business Combination except to the extent that such ownership existed before the Business Combination, and

(3)	at least a majority of the directors of the corporation resulting from the Business Combination were Directors on the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for the Business Combination; or

(c)	the approval by the Company’s stockholders of a plan of liquidation and dissolution.

2.13	“CHANGE IN CONTROL PRICE” shall mean, unless otherwise defined in the applicable Award Agreement, the closing sale price on the principal securities exchange on which the Shares are traded, or the highest price per share paid or offered in any bona fide transaction related to a Potential Change in Control or Change in Control of the Company at any time during the sixty (60) day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event), in each case as determined by the Plan Administrator except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the optionee exercises such Stock Appreciation Rights.

2.14	“CODE” means the Internal Revenue Code of 1986, as amended from time to time.

2.15	“COMPANY” means Brown-Forman Corporation, a Delaware corporation, and to the extent it is appropriate in the context of the Plan provision, the Company’s Affiliates, as well as any successor to any of such entities as provided in Section 15.4.

2.16	“COMPENSATION COMMITTEE” means the members of the Board who are serving as its Compensation Committee at the time of the action to be taken. Each member of the Compensation Committee shall be (a) an “independent director” within the meaning of the listing standards of the New York Stock Exchange; (b) a “non-employee director” as that term is defined by the rules and regulations of the Securities and Exchange Commission (including Rule 16b-3); and (c) an “outside director” as that term is defined by the regulations applicable to Internal Revenue Code Section 162(m), but each such qualification shall be applicable only so long as the respective requirement is necessary under applicable law or rule or any successor provision to such applicable rule or law.

2.17	“DESIGNATED EXECUTIVE OFFICER” shall mean at any date (i) any individual who, with respect to the previous taxable year of the Company, was a “covered employee” of the Company within the meaning of Section 162(m) of the Code; provided, however, that the term “Designated Executive Officer” shall not include any such individual who is designated by the Plan Administrator, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a “covered employee” with respect to the current taxable year of the Company and (ii) any individual who is designated by the Plan Administrator, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a “covered employee” with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid.

2.18	“DIRECTOR” means any individual who is a Board member.

2.19	“DISABILITY” shall mean, unless otherwise defined in the applicable Award Agreement, a disability that would qualify as a total and permanent disability under the Company’s (or an Affiliate’s, if applicable) then current long-term disability plan.

2.20	“EFFECTIVE DATE” means July 22, 2004.

2.21	“EMPLOYEE” means any employee of the Company or an Affiliate.

2.22	“EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended from time to time.

2.23	“EXECUTIVE OFFICER” means an Employee whom the Board has determined is an “officer” as defined in Rule 16a-1(f) under the Exchange Act (or its successor rule), as of the date of vesting and/or payout of an Award, as applicable.

2.24	“FAIR MARKET VALUE” means (i) the closing sale price on the principal securities exchange on which the Shares are traded on the relevant date (or, if no Shares are traded on the relevant date, the last previous day on which a sale was reported), or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined in good faith by the Plan Administrator in its sole discretion.

2.25	“FREESTANDING SAR” means a SAR granted independently of any Options, as described in Section 7.5.

2.26	“IMMEDIATE FAMILY” means, with respect to a Participant, such Participant’s children and grandchildren, including adopted children and grandchildren, stepchildren, parents, stepparents, grandparents, spouse, siblings (including half brothers and sisters), father-in-law, mother-in-law, daughters-in-law and sons-in-law.

2.27	“INCENTIVE STOCK OPTION” or “ISO” means an option to buy Shares granted under Section 7.4 that is designated an Incentive Stock Option and that is intended to meet the requirements of Code Section 422.

2.28	“INDEXED OPTION” means an Option with an exercise price that either increases by a fixed percentage over time or changes by reference to a published index.

2.29	“LONG TERM INCENTIVE AWARD” means a long-term incentive Award granted under Article 7.

2.30	“MARKET VALUE UNIT” or “MVU” means an Award, designated as an MVU, granted pursuant to Section 7.3.

2.31	“NON-EMPLOYEE DIRECTOR” means a Director who is not an Employee.

2.32	“NON-QUALIFIED STOCK OPTION” or “NQSO” means an option to buy Shares granted under Section 7.4 which is not intended to meet the requirements of Code Section 422.

2.33	“OPTION” means an Incentive Stock Option, Indexed Option or a Non-qualified Stock Option, as described in Section 7.4.

2.34	“OPTION PRICE” means the price at which a Participant may buy a Share under an Option.

2.35	“OUTSIDE DIRECTOR” means, with respect to the grant of an Award, a member of the Board then serving on the Compensation Committee.

2.36	“OUTSTANDING VOTING SECURITIES” means, with respect to a corporation, the then outstanding voting securities entitled to vote generally in the election of directors of the corporation.

2.37	“PARTICIPANT” means any Employee or Director.

2.38	“PERFORMANCE-BASED EXCEPTION” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

2.39	“PERFORMANCE PERIOD” means such period of time as determined by the Plan Administrator.

2.40	“PERFORMANCE UNIT” means an Award granted to a Participant as described in Section 7.6.

2.41	“PERIOD OF RESTRICTION” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Plan Administrator), and during which the Shares are subject to a substantial risk of forfeiture, as provided in Section 7.2.

2.42	“PERMITTED TRANSFEREE” means a Participant’s Immediate Family, a Permitted Trust or a partnership of which the only partners are members of the Participant’s Immediate Family.

2.43	“PERMITTED TRUST” means a trust solely for the benefit of a Participant or a Participant’s Immediate Family.

2.44	“PERSON” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.45	“PLAN ADMINISTRATOR” shall mean, for all Persons other than Outside Directors, the Compensation Committee, and shall include any person or committee to whom authority is delegated from time-to-time pursuant to Section 3.3 hereof. With respect to Outside Directors, the Plan Administrator shall mean the entire Board.

2.46	“PLAN YEAR” means the Company’s Fiscal Year.

2.47	“POTENTIAL CHANGE IN CONTROL” of the Company means, and shall be deemed to have occurred upon, any of the following events:

(a)	the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Company;

(b)	any Person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control of the Company;

(c)	any Person (other than the Company, a Person who as of May 1, 2004 is reporting its Outstanding Voting Securities on Schedule 13D or who subsequently files a Schedule 13D solely by virtue of acquiring Outstanding Voting Securities from such a Person under the laws of descent and distribution or upon liquidation of a trust, or a Person reporting its acquisition of Outstanding Voting Securities on Schedule 13G) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing five percent (5%) or more of the combined voting power of the Outstanding Voting Securities of the Company; or

(d)	the Board adopts a resolution to the effect that, for purposes of this Plan, a potential Change in Control of the Company has occurred.

2.48	“RESTRICTED PERIOD” shall mean the period beginning upon the occurrence of a Potential Change in Control and ending at the end of the twelfth month following the month in which the Potential Change in Control occurs, if a Change in Control has not occurred prior to the end of such month. Notwithstanding the foregoing, in the event of a Potential Change in Control described in Section 2.47(a), the Restricted Period shall end upon the first to occur of the end of the period described in the immediately preceding sentence or the sixtieth day following the termination of the agreement described in Section 2.47(a). If a Change in Control occurs before the end of the twelfth month following the Potential Change in Control, the Restricted Period shall continue until all Options (and SAR’s) granted hereunder have been exercised or canceled.

2.49	“RESTRICTED STOCK” means an Award granted to a Participant pursuant to Section 7.2.

2.50	“RETIREMENT” shall mean, unless otherwise defined in the applicable Award Agreement, the voluntary, elective separation of a Participant from the employ or service of the Company or any of its Affiliates after the Participant has attained (a) age 60, or (b) both age 55 and at least fifteen (15) years of service with the Company or any of its Affiliates.

2.51	“SHARES” means the shares of the Company’s Class A or Class B Common Stock, or any combination of Class A or Class B Common Stock, as the Plan Administrator determines.

2.52	“STOCK APPRECIATION RIGHT” or “SAR” means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to Section 7.5.

2.53	“TANDEM SAR” means a SAR granted in connection with a related Option pursuant to Section 7.5. A holder exercising a Tandem SAR must forfeit the right to buy a Share under the related Option; conversely, a holder of a Tandem SAR buying a Share under the Option will have the Tandem SAR canceled proportionately.

2.54	“TARGET INCENTIVE AWARD” is defined in Section 5.7(c).

ARTICLE 3
ADMINISTRATION

3.1	AUTHORITY OF PLAN ADMINISTRATOR. The Plan shall be administered by the Plan Administrator, provided however, with respect to Awards to Outside Directors, all references in the Plan to the Plan Administrator shall be deemed to be references to the Board.

(a)	Powers of Plan Administrator. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Plan Administrator by the Plan, the Plan Administrator shall have full power and authority in its discretion to:

(i)	designate Participants;

(ii)	determine the type or types of Awards to be granted to a Participant;

(iii)	determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with Awards;

(iv)	determine the timing, terms, and conditions of any Award;

(v)	accelerate the time at which all or any part of an Award may be settled or exercised;

(vi)	determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended;

(vii)	determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Plan Administrator;

(viii)	interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;

(ix)	except to the extent prohibited by the Plan, amend or modify the terms of any Award at or after grant with the consent of the holder of the Award;

(x)	establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

(xi)	make any other determination and take any other action that the Plan Administrator deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board under Section 12.1 hereunder to amend or terminate the Plan.

(b)	Limitations on Authority. Notwithstanding the provisions of Section 12.2 hereof and except as permitted by the provisions of Section 4.4 hereof, the Plan Administrator shall not have the power to:

(i)	amend the terms of previously granted Options to reduce the Option Price of such Options;

(ii)	cancel such Options and grant substitute Options with a lower Option Price than the canceled Options; or

(iii)	adjust upwards the amount payable with respect to any Awards granted to comply with the Performance-Based Exception or waive or alter the performance goals associated therewith.

3.2	PLAN ADMINISTRATOR DISCRETION BINDING. Except as otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Plan Administrator, may be made at any time by the then applicable Plan Administrator and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant and any holder or beneficiary of any Award.

3.3	DELEGATION. Subject to the terms of the Plan and applicable law, the Plan Administrator may delegate to one or more officers, employees or Directors of the Company or of any Affiliate, or to a committee of such persons, the authority, subject to such terms and limitations as the Plan Administrator shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, interpret, discontinue, suspend or terminate Awards held by Participants who are not Executive Officers or Directors of the Company, and such delegee, or delegees, shall have all of the powers, discretion and protections of the Compensation Committee regarding all matters within the scope of such delegation. The Compensation Committee may revoke any such delegation at any time. Notwithstanding anything in this Plan to the contrary, (i) all awards to Executive Officers must be administered by the Compensation Committee or a committee of the Board that is composed solely of two or more “Non-Employee Directors” as that term is used in Rule 16(b)-3 promulgated under the Exchange Act, and (ii) unless the Plan Administrator specifically determines that an Award shall not qualify for the Performance-Based Exception, Awards to Designated Executive Officers must be administered by the Compensation Committee or a committee that consists of members who are “outside directors” under Section 162(m) of the Code. Subject to the foregoing limitation with respect to Executive Officers and Designated Executive Officers, unless and until revoked or modified by the Compensation Committee by written resolution, the Brown-Forman Management Compensation Review Committee, or the committee serving similar functions from time to time, shall be designated as the “Plan Administrator.”

3.4	NO LIABILITY. No member of the Board or Plan Administrator shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

ARTICLE 4
SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

4.1	SHARES AVAILABLE FOR GRANTS. Subject to adjustment as provided in Section 4.4, the number of Shares or share equivalents (Award units whose underlying value is based on Shares) reserved for issuance to Participants under the Plan shall be 4,900,000 Shares, plus the Shares remaining from the Brown-Forman Omnibus Compensation Plan, as amended (the “1994 Plan”), which were authorized but not granted (1,046,051 Shares as of April 30, 2004). Notwithstanding the foregoing and subject to adjustment as provided in Section 4.4, the maximum number of Shares with respect to which Awards may be granted under the Plan shall be increased by the number of Shares with respect to which Options or other Awards were granted under the 1994 Plan as of the effective date of this Plan, but which terminate, expire unexercised or are settled for cash, forfeited or cancelled without the delivery of Shares under the terms of the 1994 Plan, as the case may be, after the effective date of this Plan.

4.2	DESIGNATED EXECUTIVE OFFICER MAXIMUMS. Unless and until the Plan Administrator determines that an Award to a Designated Executive Officer shall not be designed to comply with the Performance-Based Exception, the following rules shall apply to grants of such Awards:

(a)	Shares. For any Plan Year, no Designated Executive Officer may receive, pursuant to an Award, Shares, MVU’s, Performance Units, stock Options and/or SAR’s for more than 250,000 Shares in the aggregate, which limit shall include any Shares represented by an Award that has been canceled.

(b)	Cash. The maximum aggregate amount of any Award or Awards settled in cash that may be granted to any Designated Executive Officer shall be as follows:

Plan Years	Applicable Maximum
1-3	$4,000,000
4-6	$5,000,000
7-10	$6,000,000

Plan Year 1 shall begin on the Effective Date and end on the first fiscal year end of the Company following the Effective Date.

4.3	LAPSED AWARDS. If any Award granted under this Plan is canceled, terminates, expires or lapses for any reason (except the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award shall be available for the grant of another Award under the Plan, except that this provision shall not be executed to increase the maximum number of authorized shares under Section 4.2.

4.4	ADJUSTMENTS. In the event the Plan Administrator determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Plan Administrator, in its sole discretion, to be appropriate, then the Plan Administrator shall, in such manner as it may deem equitable:

(a)	adjust any or all of (1) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (2) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards under the Plan; and (3) the grant or exercise price with respect to any Award under the Plan, provided that the number of shares subject to any Award shall always be a whole number;

(b)	if deemed appropriate, provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or

(c)	if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award.

ARTICLE 5
ELIGIBILITY AND PARTICIPATION

5.1	ELIGIBILITY. Participation in this Plan is open to all Employees and Directors.

5.2	OUTSIDE DIRECTOR ELIGIBILITY. Notwithstanding Section 5.1, Directors who are not Employees shall be eligible to receive only Awards granted consistent with Section 10.2.

5.3	ACTUAL PARTICIPATION. The Plan Administrator may from time to time select, from all eligible Persons, those to whom Awards shall be granted and shall determine the nature and amount of each Award Opportunity and Award.

5.4	EMPLOYMENT.

(a)	Rights Not Affected. Nothing in the Plan shall interfere with or limit in any way the Company’s right to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the Company’s employ.

(b)	Transfer Not Termination. A transfer of a Participant’s employment between the Company and an Affiliate, or between Affiliates, shall not be deemed to be a termination of employment. Upon such a transfer, the Plan Administrator may, subject to Sections 12.2 and 12.3, make such adjustments to outstanding Awards as it deems appropriate to reflect the changed reporting relationships.

(c)	No Right to Award. An Employee’s status as an Employee confers no right on that Employee to receive an Award under this Plan, or, having received any Award, to receive a future Award.

5.5	PRO RATA PLAN YEAR OR PERFORMANCE PERIOD PARTICIPATION. Except as otherwise provided in this Section 5.5, the Plan Administrator may allow Employees who become eligible after the Plan Year or Performance Period begins to participate under this Article on a pro rata basis. Such situations include, but are not limited to:

(a)	new hires;

(b)	the promotion of an Employee from a position which did not previously meet the eligibility criteria; or

(c)	the transfer of an Employee from an entity which does not participate in the Plan.

A Designated Executive Officer who becomes eligible after the Plan Year or Performance Period begins may participate under this Article on a pro rata basis, but only if (i) such Designated Officer is granted the Award during the first twenty-five percent (25%) of the Performance Period, or (ii) the Plan Administrator specifically determines such Award will not comply with the Performance-Based Exception. Notwithstanding the foregoing, Options may be granted under this Plan to Designated Executive Officers at any time.

5.6	CHANGE IN POSITION.

(a)	If, during a Plan Year or Performance Period, a Participant other than a Designated Executive Officer changes employment positions at the Company or an Affiliate to one which corresponds to a level of Award Opportunity different than that existing on the first day of such Plan Year or Performance Period, the Participant’s Award Opportunity may be adjusted by the Plan Administrator to reasonably reflect the appropriate level of the Participant’s Award Opportunity for the entire Plan Year or Performance Period.

(b)	Except as provided in Section 12.3, the Plan Administrator may not adjust the Award Opportunity of a Designated Executive Officer.

5.7	AWARD OPPORTUNITIES.

(a)	Timing. As soon as practicable in each Plan Year or Performance Period, the Plan Administrator shall establish an Award Opportunity for each Participant. An Award Opportunity may consist of an Annual Incentive Award, a Long-Term Incentive Award or both types of Awards. As soon as is necessary to comply with Code Section 162(m), the Plan Administrator shall establish an Award Opportunity pursuant to Article 8 for each Designated Executive Officer.

(b)	Measures. An Award Opportunity shall be a function of one or more performance measures and goals selected by the Plan Administrator, and shall reflect the Participant’s job responsibilities and opportunity and authority to affect overall financial results. For Designated Executive Officers, the Plan Administrator can apply performance measures only as set forth in Article 8.

(c)	Alignment. The Plan Administrator shall align the potential levels of achievement of the performance goals with the Award Opportunities (the “Target Incentive Award”), such that the level of achievement of the pre-established performance goals at the end of the Plan Year or Performance Period will determine the final Award amounts.

5.8	AWARD DETERMINATIONS.

(a)	Following the completion of each Plan Year or Performance Period, the Plan Administrator shall certify, in writing, whether the applicable performance targets have been achieved and the amounts, if any, payable to Designated Executive Officers for such Performance Period.

(b)	Upon that certification, the final Award shall be computed for each Participant as determined by the Plan Administrator according to the pre-established performance measures and goals and the requirements of this Plan.

(c)	Subject to Section 5.8(d), Award amounts may vary above or below the Target Incentive Award based on the level of achievement of the applicable pre- established corporate, division, business unit and/or individual goals or financial measures, or such other measures as the Plan Administrator shall, from time to time, determine, unless otherwise limited by the Plan.

(d)	For Designated Executive Officers, the final Award determination shall be solely a function of the degree to which the pre-established objective performance measures and goals have been achieved — but the Plan Administrator may adjust such final Award determinations downward.

ARTICLE 6
ANNUAL INCENTIVE AWARDS

6.1	PAYMENT OF AWARDS.

(a)	Subject to Section 5.8(a), Annual Incentive Awards shall be paid in cash or Shares within ninety (90) calendar days after the end of each Plan Year. In the event the Plan Administrator determines that an Annual Incentive Award shall be payable in Shares, the Plan Administrator may attach such restrictions to these Shares as the Plan Administrator determines is in the best interests of the Company.

(b)	No Participant or any other party claiming an interest in amounts earned under the Plan shall have any interest whatsoever in any specific Company asset. To the extent that any party acquires a right to receive payments under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company.

6.2	TERMINATION OF EMPLOYMENT. If a Participant’s employment is terminated before the end of the Plan Year for any reason (including termination as a result of not returning from a leave of absence granted by the Company), the Participant shall forfeit all of the Participant’s rights to a final Annual Incentive Award for the Plan Year then in progress. The Plan Administrator may, however, adopt policies and procedures pursuant to which a Participant may receive a part or all of the Annual Incentive Award for the Plan Year in which a Participant’s employment terminates, depending on the circumstances of such termination.

ARTICLE 7
LONG TERM INCENTIVE AWARDS

7.1	GENERALLY.

(a)	Grant of Awards. Subject to Article 4, the Plan Administrator, at any time and from time to time, may, in its discretion, grant or award Options, MVU’s,

Restricted Stock, Shares, Freestanding SAR’s, Tandem SAR’s, Performance Units, cash or any combination thereof to Participants in such amounts as the Plan Administrator shall determine. The Plan Administrator may apply Performance Periods and performance measures, and may set threshold, target and maximum goals for each type of Award, as it chooses.

(b)	Source of Shares. The Company will endeavor to limit the source of Shares delivered to Participants under this Plan to Shares purchased by the Company from time to time on the open market, in private transactions or otherwise. If the Company determines that the timing of such purchases may unduly influence the market price of the Shares, the purchases may be spread over a period of time sufficient to alleviate such influence. The Company shall maintain a separate accounting of Shares purchased for this purpose. Should there be insufficient shares in the separate account to cover exercises or other Award redemptions, the Company may use other available shares including newly issued shares to cover those exercises or redemptions, and then purchase that equal number of shares on the open market or otherwise as quickly as is reasonably practicable. In determining the number of Shares to be purchased for these purposes, the Company need only to take into account the net number Shares actually delivered rather than any Shares withheld pursuant to any exercise for tax or any other purposes.

(c)	Termination of Employment. The Plan Administrator shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a termination of employment with the Company, its Affiliates, including a termination by the Company or any Affiliate with or without Cause, by a Participant voluntarily or by reason of death, Disability or Retirement, and may provide such terms and conditions in the Award Agreement or in such rules and regulations as it may prescribe. Such provisions need not be uniform among all Awards granted or issued pursuant to this Plan and may reflect distinctions based on the reasons for termination of employment and the needs of the Company as they are determined from time to time.

(d)	Other Restrictions. Subject to Article 8, the Plan Administrator may impose such other conditions and/or restrictions on any Long Term Incentive Awards granted pursuant to the Plan as the Plan Administrator deems advisable, including time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable Federal or state securities laws.

(e)	Limited Transferability of Awards. Except as otherwise provided in the Plan, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except (i) by will or the laws of descent and distribution, (ii) to a Permitted Transferee and/or (iii) as may be provided by the Plan Administrator in its discretion, at or after grant, in the Award

Agreement; provided, however, that an Incentive Stock Option shall not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant except by will or the laws of descent and distribution. No transfer of an Award by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer. A Permitted Transferee may not transfer an Award other than by will or the laws of descent and distribution.

7.2	SHARES; RESTRICTED STOCK.

(a)	Award Agreement. Each grant of Shares or Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction (if any), the number of Shares or Shares of Restricted Stock granted and such other terms as the Plan Administrator shall determine.

(b)	Non-Transferability of Restricted Stock. Except as provided in this Article, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned or otherwise alienated until the end of the applicable Period of Restriction established by the Plan Administrator and specified in the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Plan Administrator and set out in the Award Agreement. During a Participant’s lifetime, only that Participant may exercise any rights with respect to the Restricted Stock granted to that Participant.

(c)	Other Restrictions on Restricted Stock.

(1)	The Company shall keep custody of the certificates representing Shares of Restricted Stock until all conditions and/or restrictions applicable to such Shares have been satisfied.

(2)	Except as otherwise provided in this Article, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

(d)	Voting Rights. Awards of Shares shall have whatever voting rights accompany the class of Shares awarded. During the Period(s) of Restriction, Participants holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares to the extent the Shares normally have such voting rights.

(e)	Dividends and Other Distributions.

(1)	During the Period of Restriction, Participants holding Shares of Restricted Stock may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. The Plan Administrator may apply any restrictions to the dividends that it deems appropriate.

(2)	Without limiting the generality of the preceding paragraph, if the grant or vesting of Restricted Shares granted to a Designated Executive Officer is designed to comply with the requirements of the Performance-Based Exception, the Plan Administrator may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares, such that the dividends and/or the Restricted Shares maintain eligibility for the Performance-Based Exception.

(3)	Participants holding unrestricted Shares will be entitled to receive any cash dividends paid with respect to the Shares.

7.3	MARKET VALUE UNITS (“MVU’S”).

(a)	Award Agreement. Each MVU grant shall be evidenced by an Award Agreement that shall specify the duration of the MVU, the number of Shares on which the MVU grant is based, and such other terms as the Plan Administrator shall determine.

(b)	Non-Transferability. Except as provided in this Article, the MVU’s granted herein may not be sold, transferred, pledged, assigned or otherwise alienated until specified in the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Plan Administrator and set out in the Award Agreement. During a Participant’s lifetime, only that Participant may exercise any rights with respect to the MVU’s granted to that Participant.

(c)	Dividends and Other Distributions.

(1)	During the MVU’s duration, Participants holding MVU’s may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. The Plan Administrator may apply any restrictions to the dividends that it deems appropriate.

(2)	Without limiting the generality of the preceding paragraph, if the grant or vesting of MVU’s granted to a Designated Executive Officer is designed to comply with the requirements of the Performance-Based Exception, the Plan Administrator may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such MVU’s, such that the dividends and/or the MVU’s maintain eligibility for the Performance-Based Exception.

(3)	Notwithstanding any other plan term, the Plan Administrator may impose such conditions on the accrual or payment of dividends with respect to MVUs, as may be required to comply with Section 16 of the Exchange Act.

(d)	Payment of MVU Amount.

(1)	Each MVU shall have a value equal to the Fair Market Value of a Share.

(2)	MVU’s shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Plan Administrator, upon the lapse of the restrictions thereto, or otherwise in accordance with the applicable Award Agreement.

7.4	STOCK OPTIONS.

(a)	Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the Option’s duration, the number of Shares to which the Option pertains, and such other terms as the Plan Administrator shall determine. The Award Agreement shall also specify whether the Option is intended to be an ISO, Indexed Option or an NQSO, and what Performance Period (if any) applies. Even if an Option is designated as an ISO, it shall be treated as an NQSO to the extent the Fair Market Value of the Shares with respect to which ISO’s are exercisable for the first time during any calendar year by any Participant exceeds $100,000.

(b)	Option Price and Duration. The Plan Administrator, in its sole discretion, shall establish the Option Price at the time each Option is granted. The Option Price for each grant of an Incentive Stock Option under this Plan and for each grant of any Option to a Designated Executive Officer shall be at least one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. Options may be Indexed Options. Each Option granted to an Employee shall expire as the Plan Administrator shall determine at the time of grant — but no Option shall be exercisable later than the tenth anniversary of its grant.

(c)	Exercise of Options. Options granted under this Section shall be exercisable at such times and be subject to such restrictions and conditions as the Plan Administrator shall in each instance approve, which need not be the same for each grant or for each Participant.

(d)	Payment.

(1)	Options granted under this Section shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

(2)	The Option Price upon exercise of any Option shall be payable to the Company in full either:

(A)	in cash or its equivalent, or

(B)	by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (but only if the Shares which are tendered have been held by the Participant for at least six (6) months before their tender to satisfy the Option Price); or

(C)	by a combination of (A) and (B).

(3)	The Plan Administrator also may allow cashless exercise as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Plan Administrator determines to be consistent with the Plan’s purpose and applicable law.

(4)	As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares bought under the Option(s).

(e)	Ten Percent Stock Rule. Notwithstanding any other provisions in the Plan, if at the time an Incentive Stock Option or Tandem SAR is to be granted pursuant to the Plan, the Participant owns directly or indirectly (within the meaning of Section 424(d) of the Code) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all Share classes of the Company or its parent or Affiliate corporations (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option or Tandem SAR to be granted to such Participant pursuant to the Plan shall satisfy the requirement of Section 422(c)(5) of the Code, and the Option Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Shares of the Company, and the Option by its terms shall not be exercisable after the expiration of five (5) years from the date the Option is granted.

7.5	STOCK APPRECIATION RIGHTS (“SAR’S”).

(a)	Award Agreement. Each SAR grant shall be evidenced by an Award Agreement specifying the grant price, the SAR’s duration, and such other terms as the Plan Administrator shall determine.

(b)	Grant Prices and Duration of SAR’s. The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of the SAR grant. The grant price of Tandem SAR’s shall equal the Option Price of the related Option. The term of an SAR granted under the Plan shall be determined by the Plan Administrator — but such term shall not exceed ten years.

(c)	Exercise of Tandem SAR’s.

(1)	Tandem SAR’s may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

(2)	Notwithstanding any other contrary Plan provision, with respect to a Tandem SAR granted in connection with an ISO:

(A)	the Tandem SAR will expire no later than the expiration of the underlying ISO;

(B)	the payout value with respect to the Tandem SAR may not exceed one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and

(C)	the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

(d)	Exercise of Freestanding SAR’s. Freestanding SAR’s may be exercised upon whatever terms and conditions the Plan Administrator imposes upon them.

(e)	Payment of SAR Amount.

(1)	Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(A)	the difference between the Fair Market Value of a Share on the date of exercise and the grant price; by

(B)	the number of Shares with respect to which the SAR is exercised.

(2)	The Plan Administrator may allow for payment upon SAR exercise to be in cash, in Shares of equivalent value or in some combination of cash and Shares.

7.6	PERFORMANCE UNITS.

(a)	Award Agreement. Each Performance Unit grant shall be evidenced by an Award Agreement specifying an initial value for each Performance Unit as of its grant date, as well as performance goals which will determine the number and/or value of Performance Units that will be paid out to the Participant at the end of the Performance Period. Performance goals may be based on the performance of: the Company; its Shares; any of its divisions, affiliates or other business units; or any combination of such performance measures as set forth in Section 8.3.

(b)	Form and Timing of Payment of Performance Units.

(1)	The Plan Administrator may allow for payment of Performance Units to be in cash, in Shares of equivalent value or in some combination of cash and Shares.

(2)	Payment of earned Performance Units shall be made as soon as practicable following the close of the applicable Performance Period.

(3)	The Plan Administrator may allow Participants to elect to defer the receipt of Performance Unit pay-outs upon such terms as the Plan Administrator deems appropriate, as long as Participants make such deferral elections before the relevant Performance Period begins, or as otherwise permitted for U.S. federal income tax purposes.

(c)	Non-Transferability. Except as otherwise provided in an Award Agreement:

(1)	During a Participant’s lifetime, only the Participant or the Participant’s legal representative may exercise any Plan rights related to Performance Units.

(2)	Participants may not sell, pledge, assign or otherwise alienate their Performance Units.

(3)	Participants may transfer Performance Units only by will or by the laws of descent and distribution.

7.7	CASH PAYMENT OF AWARDS OTHERWISE PAYABLE IN SHARES. The Plan Administrator may allow for payment of a Long Term Incentive Award otherwise payable in Shares to be paid in cash. Such a cash equivalent Award shall be:

(a)	computed as the value of the Participant’s long-term bonus opportunity at the end of the Performance Period, adjusted for the actual performance results; and

(b)	paid to the Participant upon vesting after the end of the Performance Period.

ARTICLE 8
PERFORMANCE MEASURES

8.1	GENERALLY. No later than ninety (90) days following the commencement of each Performance Period (or such other time as is necessary to comply with Code Section 162(m)), the Plan Administrator shall in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Designated Executive Officer for such performance period. Following the completion of each performance period, the Plan Administrator shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Designated Executive Officers for such performance period. In determining the amount earned by a Designated Executive Officer for a given performance period, subject to any applicable Award Agreement, the Plan Administrator shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Plan Administrator may deem relevant to the assessment of individual or corporate performance for the performance period.

8.2	PERFORMANCE MEASURES FOR OTHER PARTICIPANTS. For Participants other than Designated Executive Officers, the Plan Administrator may approve and adopt either the performance measures set out in Section 8.3 or other performance measures without obtaining stockholder approval.

8.3	PERFORMANCE MEASURES FOR DESIGNATED EXECUTIVE OFFICERS. The Plan Administrator may grant Awards that are intended to qualify for the Performance-Based Exception to Designated Executive Officers based solely upon the attainment of performance targets related to one or more performance goals selected by the Plan Administrator from among the goals specified below. For the purposes of this Article 8, performance goals shall be limited to one or more of the following Company, Affiliate, operating unit or division financial performance measures:

(a)	earnings before interest, taxes, depreciation and/or amortization;

(b)	operating income or profit;

(c)	operating efficiencies;

(d)	return on equity, assets, capital, capital employed or investment;

(e)	after tax operating income;

(f)	net income;

(g)	earnings or book value per Share;

(h)	cash flow(s);

(i)	total sales or revenues or sales or revenues per employee;

(j)	production (separate work units or SWUs);

(k)	stock price or total stockholder return;

(l)	dividends; or

(m)	strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals and goals relating to acquisitions or divestitures;

or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may take into account the exclusion of certain items deemed appropriate by the Plan Administrator, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any Affiliate, operating unit or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders’ equity and/or Shares outstanding, or to assets or net assets.

8.4	ADJUSTMENTS. The Plan Administrator may adjust the compensation payable upon the attainment of the pre-established performance goals, but the Plan Administrator may not adjust upward any Awards which are designed to qualify for the Performance-Based Exception, and which are held by Designated Executive Officers.

8.5	OTHER CHANGES. If applicable tax and/or securities laws change to permit Plan Administrator discretion to change the governing performance measures without obtaining stockholder approval of such changes, the Plan Administrator may make such changes without obtaining stockholder approval. In addition, if the Plan Administrator determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Plan Administrator may make such grants without satisfying the requirements of Code Section 162(m).

ARTICLE 9
BENEFICIARY DESIGNATION

9.1	GENERALLY. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid if the Participant dies before receiving any or all of such benefit.

9.2	MANNER OF DESIGNATION. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.

9.3	DEFAULT. Absent such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

ARTICLE 10
DEFERRALS/GRANTS TO NON-EMPLOYEE DIRECTORS

10.1	DEFERRALS BY EMPLOYEES. The Plan Administrator may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the satisfaction of any requirements or goals with respect to Awards, the exercise of an Option or SAR, or the lapse or waiver of restrictions with respect to Restricted Stock or MVU’s. If any such deferral election is required or permitted, the Plan Administrator shall establish rules and procedures for such payment deferrals. Such rules and procedures shall be consistent with the provisions of Code Section 162(m) where applicable.

10.2	NON-EMPLOYEE DIRECTOR AWARDS.

(a)	The Board may provide that all or a portion of a Non-Employee Director’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, Restricted Shares, Restricted Share Units and/or other stock-based awards, including unrestricted Shares. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.

(b)	The Board may also grant Awards to Outside Directors pursuant to the terms of the Plan, including any Award described in Articles 6 and 7 above. With respect to such Awards, all references in the Plan to the Plan Administrator shall be deemed to be references to the Board.

ARTICLE 11
CHANGE IN CONTROL

11.1	TREATMENT OF AWARDS UPON A CHANGE IN CONTROL. Notwithstanding anything in this Plan to the contrary, upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

(a)	Any and all Options and SAR’s granted shall become immediately vested and non-forfeitable upon the occurrence of the Change in Control; provided, that such Options and SAR’s shall become exercisable pursuant to their original vesting schedule, notwithstanding any earlier termination of employment of a Participant, except that if within one year following a Change in Control, a Participant’s employment is terminated by the Company without Cause or by the Participant within 60 days after the Participant becomes aware of an event constituting a Constructive Discharge, upon the effective date of such employment termination, the Participant’s Options and SAR’s shall become immediately exercisable and shall remain exercisable until 30 days following the original scheduled vesting date of such Options and SAR’s. If a Participant is no longer an Employee as of the original vesting date under the vesting schedule for an Option or SAR, and has not terminated employment under one of the circumstances described in the immediately preceding sentence, the Participant’s Option and SAR shall nonetheless become exercisable on the original vesting date and remain exercisable for 30 days following the original vesting date.

(b)	If within one year following a Change in Control, a Participant’s employment is terminated by the Company without Cause or by the Participant within 60 days after the Participant becomes aware of an event constituting a Constructive Discharge, upon the effective date of such employment termination:

(1)	any restriction periods and restrictions imposed on Restricted Stock or MVU’s granted to a Participant shall lapse,

(2)	the Target Incentive Awards attainable under all outstanding Awards of the Participant shall be deemed to have been earned, and

(3)	the vesting of all outstanding Awards of the Participant shall be accelerated, and the Company shall pay out in cash to the Participant within 30 days following the effective date of the employment termination a pro rata portion of all Target Incentive Award cash payout opportunities associated with outstanding Awards, based on the number of complete and partial calendar months within the Performance Period which had elapsed as of such effective date. This subparagraph (b)(3) shall not apply to Options and SAR’s.

11.2	TREATMENT OF OUTSTANDING OPTION AND SAR AWARDS UPON A POTENTIAL CHANGE IN CONTROL. Notwithstanding anything in this Plan to the contrary, with respect to Options and SAR’s, in the event of a Potential Change in Control, the following restrictions shall apply to any such outstanding Options and SAR’s:

(a)	Except as otherwise provided in this Section 11.2, any Option (or SAR) exercised by a Participant during a Restricted Period shall be exercisable solely for a lump sum cash payment from the Company equal to the product of (i) the number of Shares for which the Option (or SAR) is being exercised, times (ii) the excess, if any, of (A) the “Adjusted Market Value” per Share of the Shares subject to the Option (or SAR), over (B) the exercise (or grant price) per Share of such Option (or SAR). The Compensation Committee may, in its discretion, provide the Participant with Shares with a Fair Market Value equal to the cash payment otherwise due upon exercise pursuant to the immediately preceding sentence, in lieu of the cash payment. This Section 11.2(a) shall not be applicable if the Fair Market Value per Share is less than the Adjusted Market Value per Share of the Shares subject to an Option (or SAR) upon the date a Participant exercises a Stock Option (or SAR), unless the Compensation Committee specifically determines it to be applicable in its sole discretion.

(b)	For purposes of this Section 11.2, “Adjusted Market Value” shall mean the Base Period Fair Market Value as adjusted, on a pro rata monthly basis at the beginning of each month, from the end of the Base Period (the date of grant for Options (and SAR’s) granted during the Restricted Period prior to a Change in Control shall be the end of the Base Period for such Options and SAR’s) until the exercise date of the Option (or SAR), by the greater of (i) 5% per year or (ii) the percentage increase (or decrease) in the S&P 500 composite index for the previous calendar month.

(c)	This Section 11.2 shall continue to apply following a Change in Control; provided, that in the event that in connection with a Change in Control, Shares are converted into or exchanged for cash, or for securities that are not publicly traded, the Company shall, immediately before such Change in Control, set aside in an escrow account for the benefit of each Participant an amount equal to the potential cash payment (under subparagraph (a) above) for the Participant, with such escrow amount to be adjusted on a quarterly basis following the Change in Control to provide for sufficient funding to pay such amounts to Participants.

11.3	ACCELERATION OF AWARD VESTING. Notwithstanding any provision of this Plan or any Award Agreement provision to the contrary, other than during a Restricted Period or in anticipation of the occurrence of a Potential Change in Control or of a Change in Control, the Plan Administrator may at any time accelerate the vesting of any Award granted under the Plan to a Participant, including without limitation acceleration to such a date that would result in said Awards becoming immediately vested.

11.4	TERMINATION, AMENDMENT AND MODIFICATIONS OF CHANGE IN CONTROL PROVISIONS. Sections 11.1, 11.2, 11.3 and any other provisions of the Plan that would materially impact the operation or intent of Sections 11.1, 11.2 and 11.3, shall not be amended by the Board or waived by the Company in a manner favorable to Participants without approval by more than 75 percent of the combined voting power of the Outstanding Voting Securities of Brown-Forman Corporation; provided, that if following a Change in Control, Brown-Forman Corporation (or its successor corporation) is not a publicly-traded corporation, and is a direct or indirect subsidiary of a publicly-traded corporation, the stockholder approval required by this Section 11.4 must be approval by more than 75 percent of the combined voting power of the Outstanding Voting Securities of the publicly-traded corporation that is the direct or indirect parent of Brown-Forman Corporation (or its successor corporation). Notwithstanding the foregoing, the Board Compensation Committee may, in its discretion, waive the effect of Section 11.2 following a Potential Change in Control described in Section 2.47; provided, that, the waiver must by approved by the Compensation Committee prior to the occurrence of a Change in Control. Notwithstanding any other Plan term or any Award Agreement term, this Article may not be terminated, amended or modified on or after the date of a Change in Control to affect adversely any Award already granted under the Plan without the prior written consent of the Participant with respect to said Participant’s outstanding Awards.

11.5	OPTIONAL GROSS-UP FOR EXCISE TAXES. If, for any reason, any part or all of the amounts payable to a Participant pursuant to this Plan (or otherwise, if the Company or any of its Affiliates pays amounts after there has been a Change in Control) are deemed to be “excess parachute payments” within the meaning of Code Section 280G(b)(1), the Plan Administrator may, in its sole discretion, provide in the Award Agreement that the Company shall pay to such Participant, in addition to any other amounts the Participant may be entitled to receive pursuant to this Plan, an amount which after all Federal, state and local taxes (of whatever kind) imposed on the Participant with respect to such amount are subtracted therefrom, equals the excise taxes imposed on such excess parachute payments under Code Section 4999.

ARTICLE 12
AMENDMENT, MODIFICATION AND TERMINATION

12.1	GENERALLY.

(a)	Except as limited by the provisions of Section 11.4 above, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part — but no amendment needing stockholder approval in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act, the rules or listing standards of the principal securities exchange on which the Shares are traded or Section 162(m) of the Code shall be effective unless such amendment shall be approved by the requisite vote of Company stockholders entitled to vote on it.

(b)	Except as provided by the Plan or by the terms of an Award, the Plan Administrator may not cancel outstanding Awards and issue substitute Awards without the written consent of the Participant holding such Award.

12.2	OUTSTANDING AWARDS. Subject to the restrictions of Sections 3.1 and 7.4 the Plan Administrator may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate any Awards theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

12.3	COMPLIANCE WITH CODE SECTION 162(M). At all times when Code Section 162(m) applies, all Awards granted to Designated Executive Officers under this Plan shall comply with its requirements, unless the Plan Administrator expressly determines that compliance is not desired with respect to any Award or Awards available for grant under the Plan. In addition, such Award(s) need not comply if changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, in which case the Plan Administrator may, subject to this Article, make any adjustments it deems appropriate. However, an Award made available for grant to a Designated Executive Officer as performance-based cannot be replaced by a non-performance-based Award if performance goals are not achieved, nor can the characterization of an Executive Officer as a Designated Executive Officer, once made, be changed for a given Performance Period.

ARTICLE 13
WITHHOLDING

13.1	TAX WITHHOLDING. The Company may deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes and withholding obligations, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

13.2	SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options or SAR’s, upon the lapse of restrictions on Restricted Stock, the payment of MVU’s, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Plan Administrator, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, shall be made in writing, shall be signed by the Participant and shall be subject to any restrictions or limitations that the Plan Administrator deems appropriate.

ARTICLE 14
INDEMNIFICATION

14.1	GENERALLY. The Company shall indemnify and hold harmless each current and former Director against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such Director in connection with or resulting from any claim, action, suit or proceeding to which such Director may be a party or in which such Director may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such Director in settlement thereof, with the Company’s approval, or paid by such Director in satisfaction of any judgment in any such action, suit or proceeding against such Director — but only if such Director gives the Company an opportunity, at its own expense, to handle and defend the same before such Director undertakes to handle and defend it personally.

14.2	NON-EXCLUSIVITY. This right of indemnification shall not exclude any other indemnification rights to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 15
LEGAL CONSTRUCTION

15.1	SEVERABILITY. If any Plan section is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

15.2	REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

15.3	NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Shares, Restricted Share Units, Other Stock-Based Awards or other types of Awards provided for hereunder.

15.4	SUCCESSORS. All Company obligations under the Plan with respect to Awards granted shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the Company’s business and/or assets.

15.5	GOVERNING LAW. To the extent not preempted by Federal law, the Plan and all agreements made under it, shall be construed in accordance with and governed by the laws of the State of Delaware.

PROXY

BROWN-FORMAN CORPORATION

This Proxy Solicited on Behalf of the Board of Directors.

For Use by Holders of Shares of Class A Common Stock
Annual Stockholders Meeting, July 22, 2004

     THE UNDERSIGNED hereby appoint(s) Owsley Brown II, Michael B. Crutcher, and William M. Street, and each of them attorneys and proxies, with power of substitution, to vote all of the shares of Class A Common Stock of Brown-Forman Corporation standing of record in the name of the undersigned at the close of business on June 14, 2004, at the Annual Meeting of Stockholders of the Corporation, to be held on July 22, 2004, and at all adjourned sessions thereof, in accordance with the Notice and the Proxy Statement received, for the election of directors of the Corporation, and upon such other matters as may properly come before the meeting.

1.	ELECTION OF DIRECTORS, NOMINEES:
Ina Brown Bond; Barry D. Bramley; Geo. Garvin Brown III; Owsley Brown II; Donald G. Calder; Owsley Brown Frazier; Richard P. Mayer; Stephen E. O’Neil; Matthew R. Simmons; William M. Street; Dace Brown Stubbs; Paul C. Varga	(change of address/comments) (If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxies cannot vote your shares unless you sign and return this card.

SEE REVERSE
SIDE

☒	Please mark your votes as in this example.

This proxy when properly executed will be voted in the manner directed below by the undersigned stockholder(s).

If no direction is given, this proxy will be voted FOR the election of the directors named.

		FOR*	WITHHELD				FOR	AGAINST	ABSTAIN
1.	Election of Directors (see reverse)	☐	☐	2.	Approval of the Brown-Forman 2004 Omnibus Compensation Plan described in the Proxy Statement (the Board recommends a vote FOR).		☐	☐	☐

*For all nominee(s), except vote withheld from the following:				3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.	☐	Change of Address on Reverse Side

SIGNATURE(S)                                                                                                 DATE:                                                        , 2004

NOTE: Please mark, sign, date and return the proxy card promptly using the enclosed envelope. This proxy must be signed exactly as the name or names appear above. If you are signing as a trustee, executor, etc., please so indicate.